- --------------------------------------------------------------------------------



                                   EXHIBIT 2



                              AGREEMENT AND PLAN

                         OF REORGANIZATION AND MERGER

                                    BETWEEN

                           OXIS INTERNATIONAL, INC.,

                         OXIS ACQUISITION CORPORATION

                                      AND

                         THEROX PHARMACEUTICALS, INC.



                                 JULY 18, 1995

                                                                  EXECUTION COPY
                                                                  --------------

                              AGREEMENT AND PLAN

                         OF REORGANIZATION AND MERGER

                                    BETWEEN

                           OXIS INTERNATIONAL, INC.,

                         OXIS ACQUISITION CORPORATION

                                      AND

                         THEROX PHARMACEUTICALS, INC.


          THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER ("Agreement") is made as of July 18, 1995 by and between OXIS INTERNATIONAL, INC., a Delaware corporation ("OXIS"), OXIS Acquisition Corporation, a Delaware corporation ("OXISub"), and THEROX PHARMACEUTICALS, INC., a Delaware corporation ("Therox") and certain holders of Therox capital stock executing the signature pages of this Agreement.

                               BACKGROUND

          A. The parties hereto desire that Therox shall be merged with and into OXISub (the "Merger"), that OXISub shall be the surviving corporation and shall continue to be a wholly-owned subsidiary of OXIS and that each share of the Common Stock, par value $.001, and Preferred Stock, par value $0.001, of Therox which is outstanding immediately prior to the effective time of the merger be converted as set forth in this Agreement into shares of the Common Stock, $0.50 par value, of OXIS.

          B. The parties intend that the Merger constitute a "reorganization" under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

          In consideration of these premises and the mutual agreements set forth herein, THE PARTIES AGREE AS FOLLOWS:

                                  DEFINITIONS

     The terms defined in this Article 1 shall, for purposes of this Agreement, have the meanings specified in this Article 1 unless the context expressly, or by necessary implication, requires another meaning:

     1.1    Closing.  "Closing" shall mean the delivery by the parties of the
            -------
various documents contemplated by this Agreement and the satisfaction or waiver of the other conditions set forth in this Agreement required in order to consummate the Merger.

     1.2    Closing Date.  "Closing Date" shall have the meaning set forth in
            ------------
Section 2.2 of this Agreement.

     1.3    Code.  "Code" shall mean the United States Internal Revenue Code of
            ----
1986, as amended.

     1.4    Effective Time.  "Effective Time" shall mean the time when the
            --------------
Merger Agreement is filed with the Secretary of State of the State of Delaware and the Merger becomes effective.

     1.5    Escrow Agreement.  "Escrow Agreement" shall mean the Agreement
            ----------------
relating to an escrow of certain shares of OXIS Common pursuant to Section 2.6 of this Agreement, in the form attached to this Agreement as Exhibit B.
                                                             ---------

     1.6    Escrow Holder.  "Escrow Holder" shall mean Bank of Boston.
            -------------

     1.7    Exchange Act.  "Exchange Act" shall mean the United States
            ------------
Securities Exchange Act of 1934, as amended.

     1.8    Exchange Agent.  "Exchange Agent" shall have the meaning set forth
            --------------
in Section 2.7.1 of this Agreement.

     1.9    Investment Representation Letter.  "Investment Representation
            --------------------------------
Letter" shall mean the Letter, relating to the restrictions on the transferability of the shares of OXIS Common issued by OXIS in the Merger and other matters, to which each Therox Holder shall be bound, in the form attached as Exhibit D.
   ---------

     1.10   Merger.  "Merger" shall mean the merger of Therox with and into
            ------
OXISub in accordance with this Agreement, the

Merger Agreement and applicable law, resulting in OXISub continuing as a wholly-owned subsidiary of OXIS.

     1.11   Merger Agreement.  "Merger Agreement" shall mean the certificate of
            ----------------
merger between OXISub, OXIS, and Therox together with the related officer's certificates as required by Delaware General Corporation Law, in the form attached to this Agreement as Exhibit C.
                              ---------

     1.12   1933 Act.  "1933 Act" shall mean the United States Securities Act of
            --------
1933, as amended, and the rules, regulations and forms thereunder.

     1.13   Officer-Certified Disclosure Statement.  "Officer-Certified
            --------------------------------------
Disclosure Statement" shall have the meaning set forth in the first paragraph of
Article 3 of this Agreement.

     1.14   OXIS Common.  "OXIS Common" shall mean the Common Stock, $0.50 par
            -----------
value, of OXIS.

     1.15   Percentage of OXIS Shares.  "Percentage of OXIS Shares" shall mean
            -------------------------
the percentages set forth on the List of Therox Holders attached at Exhibit A
                                 ----------------------             ---------
hereto.

     1.16   Registration Rights Agreement.  "Registration Rights Agreement"
            -----------------------------
shall mean the agreement executed by OXIS relating to the registration of the shares of OXIS Common issued by OXIS in the Merger and in connection with the Series B Financing in the form attached as Exhibit E.
                                           ---------

     1.17   SEC.  "SEC" shall mean the Securities and Exchange Commission.
            ---

     1.18   Series B Financing.  "Series B Financing" shall mean the sale of
            ------------------
shares of OXIS Series B Preferred Stock as contemplated by the Series B Preferred Stock Purchase Agreement entered into as of the date hereof.

     1.19   Series B Investors.  "Series B Investors" shall mean those investors
            ------------------
participating in the Series B Financing.

     1.20   Subsidiary.  "Subsidiary" shall mean, with respect to a particular
            ----------
party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned by such party or by one or more Subsidiaries, or by such party and one or more Subsidiaries.

     1.21   Therox Common  "THEROX COMMON" shall mean the Common Stock, $0.001
            -------------
par value, of Therox.

     1.22 Therox Preferred. "Therox Preferred" shall mean the Preferred Stock $0.001 par value, of Therox.

     1.23   Therox Holders.  "Therox Holders" shall mean the holders of THEROX
            --------------
COMMON and Therox Preferred immediately prior to the Effective Time.

     1.24   Therox Option.  "Therox Option" shall have the meaning set forth in
            -------------
Section 2.5 of this Agreement.

     1.25   Therox Plans.  "Therox Plans" shall have the meaning set forth in
            ------------
Section 2.5 of this Agreement.

     1.26   Therox Stockholder Representative.  "Therox Stockholder
            ---------------------------------
Representative" shall mean the person selected by the Board of Directors of Therox and authorized by this Agreement to act as the representative of the stockholders of Therox under the Escrow Agreement, and any substitute representatives selected in accordance with the Escrow Agreement.

     1.27   Total Number of OXIS Shares to be Issued in the Merger.  "Total
            ------------------------------------------------------
Number of OXIS Shares to be Issued in the Merger" shall have the meaning set forth in Section 2.3 of this Agreement.


                                       2

                   MERGER, CLOSING AND CONVERSION OF SHARES

     2.1    Merger.  Subject to and in accordance with the terms and conditions
            ------
of this Agreement and the Merger Agreement, OXIS, OXISub and Therox shall execute and file the Merger Agreement with the Secretary of the State of Delaware, whereupon Therox shall be merged with OXISub, with OXISub being the surviving corporation of such merger, pursuant to Sections 252 et seq. of the
                                                               -- ---
Delaware General Corporation Law.

     2.2    Closing.  The Closing shall take place at the offices of OXIS, on
            -------
July 18, 1995 at 10:00 a.m., or at such other location, day or time as OXIS, OXISub and Therox shall agree (the "Closing Date") after all of the conditions to the parties' obligations to consummate the Merger set forth in Articles 6 and 7 of this Agreement have been satisfied or waived.

     2.3    Conversion of Shares.  In accordance with the Merger Agreement, the
            --------------------
shares of Therox Common and Therox Preferred outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof be converted, at and as of the Effective Time, into such shares of OXIS Common as equal the Total Number of OXIS Shares to be Issued in the Merger multiplied by each such Therox Holder"s Percentage of OXIS Shares
              -------------
as set forth on the List of Therox Holders attached as Exhibit A hereto.  The
                    ----------------------             ---------
"Total Number of OXIS Shares to be Issued in the Merger" shall equal 1,440,736. Holders of Therox Common or Therox Preferred shall receive only whole shares of OXIS Common; in lieu of any fractional share of OXIS Common, holders shall receive in cash the fair market value of such fractional share valuing OXIS Common equal to the average closing price of OXIS Common on the Nasdaq National Market for the last ten trading days immediately preceding the Closing Date as reported in the West Coast Edition of the Wall Street Journal.
                                          -------------------

     2.4    Additional Consideration.  In addition to the OXIS Common to be
            ------------------------
received by the Therox Holders pursuant to Section 2.3 above, additional consideration in an amount up to $2,000,000 may be payable to the Therox Stockholder Representative on behalf of the Therox Holders pursuant to the terms of this Section 2.4. Set forth on Schedule 2.4 is a list of patents and other technology owned and being developed by Therox for commercial exploitation (the "Therox Technology"). OXIS shall pay to the Therox Stockholder Representative on behalf of the Therox Holders (i) an amount equal to twenty-five percent (25%) of any licensing fees or milestone payments made by any third party licensors of Therox Technology, and (ii) a royalty of ten percent (10%) of net sales of products incorporating any of the Therox Technology. The aggregate of such payments to the Therox Representatives on behalf of the Therox Holders arising from such fees or milestone payments and such royalties shall not exceed $2,000,000. At the election of OXIS, such payments may be made in cash or through the issuance of shares of OXIS Common equal to such payments (which shall be determined by valuing the OXIS Common equal to the average closing price of the

OXIS Common on the Nasdaq National Market for the last ten trading days immediately preceding the date payment is made, as reported in the West Coast Edition of the Wall Street Journal. "Net sales of products incorporating any of
               -------------------
the Therox Technology" and "licensing fees or milestone payments" shall mean the actual cash received by OXIS (or any Subsidiary of OXIS) from the sale or license of any product or technology incorporating any of the Therox Technology, less the value of any returns. The "value of any returns" shall equal the cash paid by OXIS (or any Subsidiary of OXIS) to third parties with respect to products returned to OXIS (or any Subsidiary of OXIS). Amounts owed by OXIS under this Section 2.4 shall be calculated at the end of each of OXIS" fiscal years and payment shall be made to the Therox Stockholder Representative on behalf of the Therox Holders within ninety (90) days of the end of each fiscal year. OXIS shall include with each payment a report of net sales of products incorporating any of the Therox Technology, licensing fees or milestone payments occurring during such year and a calculation of royalties being paid. OXIS shall also deliver to the Therox Stockholder Representative a written summary and review of the status of the development of the Therox Technology within one hundred twenty (120) days of the end of each fiscal year. If at any time on or before July 13, 2000, OXIS determines to cease to develop, or attempt to license or sell to a third party, any of the Therox Technology, OXIS shall notify (the "OXIS Notice") the Therox Stockholder Representative on behalf of the Therox Holders of his decision and the Therox Stockholder Representative on behalf of the Therox Holders shall have the right to have the ownership of such Therox Technology that OXIS has determined not to develop, or attempt to license or sell to a third party, assigned to the Therox Holders at no cost to the Therox Holders. The Therox Stockholder Representative shall notify OXIS of his intent to have the ownership transferred to them on behalf of the Therox Holders within sixty (60) days of receipt of the OXIS Notice, or lose the right to have such ownership transferred.

     In the event any of the Therox Technology is assigned to the Therox Stockholder Representative on behalf of the Therox Holders, OXIS shall be entitled to (i) an amount equal to twenty-five percent (25%) of any licensing fees or milestone payments made by any third party licensors of Therox Technology, and (ii) a royalty of ten percent (10%) of net sales of products incorporating any of the Therox Technology relating to sales or licenses entered into by the Therox Holders, provided that OXIS (or an OXIS subsidiary) has expended $100,000 on any such product's development. The aggregate of such payments shall not exceed $2,000,000. The terms and definitions set forth in the preceding paragraph shall apply to such payments by the Therox Stockholder Representative or the Therox Holders and other obligations mutatis mutandis, given that the Therox Holders
                              ----------------
will be paying, and OXIS will be receiving, such payments.

     OXIS' or the Therox Holders' obligation to make payments pursuant to this
Section 2.4 with respect to any specific patent or technology constituting Therox Technology shall terminate upon the expiration of any such patent or third party license agreement for Therox Technology, as appropriate.

     2.5    Therox Options.
            --------------

          2.5.1 At the Effective Time, each of the outstanding options or warrants to purchase Therox Common (a "Therox Option") issued under Therox's stock option plan or otherwise shall be exercised or otherwise terminated, and OXIS shall not assume any Therox Option outstanding under the Therox Plans or otherwise.

          2.5.2   [This subsection is intentionally left blank.]

     2.6    Escrow.  In order to provide indemnification in accordance with
            ------
Article 10 of this Agreement and with the Escrow Agreement, at the Effective Time or as soon thereafter as possible, a stock certificate representing 216,110 shares of OXIS Common (fifteen percent (15%) of the shares of OXIS Common into which the Therox Holders' shares of Therox Common or Therox Preferred were converted pursuant to Section 2.3 of this Agreement) shall be delivered to the Escrow Holder (which shares shall be withheld from each Therox Holder ratably based on each such Therox Holder's Percentage of OXIS Shares as set forth on the List of Therox Holders attached as Exhibit A hereto). The Therox Stockholder
- ----------------------             ---------
Representative has been selected by the Board of Directors of Therox and, in the event of inability or unwillingness prior to the execution of the Escrow Agreement of such person to act as a Therox Stockholder Representative, a substitute Therox Stockholder Representative shall be similarly selected. The Therox Stockholder Representative is authorized by this Agreement, as a specific term and condition of the Merger to act hereunder and under the Escrow Agreement with the powers and authority provided for herein and therein, as representative of the Therox Holders and their successors. Approval of this Agreement and the Merger at a special stockholders meeting of

Therox (or action by written consent of stockholders) relating to this Agreement and the Merger shall constitute approval of the terms and conditions of the Escrow Agreement and ratification of the selection of the Therox Stockholder Representative and of his authority to act hereunder and under the Escrow Agreement on behalf of the Therox Holders and their successors. Any rights of the Therox Holders to receive any shares placed in such escrow shall in no circumstances be sold, assigned or otherwise transferred by them other than by will or pursuant to the laws of descent and distribution. All certificates representing securities delivered to the Escrow Holder shall be accompanied by separate stock powers endorsed in blank by a Therox Stockholder Representative on behalf of the Therox Holders. Subject to the Escrow Agreement, holders of OXIS Common shall retain their voting and dividend rights with respect to securities deposited with the Escrow Holder in accordance with this Section 2.6.

     2.7    Exchange of Certificates
            ------------------------

          2.7.1 Prior to the Closing Date, OXIS shall appoint Bank of Boston, or such other bank or trust company selected by OXIS to act as exchange agent (the "Exchange Agent") in the Merger.

          2.7.2 Promptly after the Closing Date, but in no event later than three business days thereafter, the Exchange Agent shall make available for exchange in accordance with this Section 2.7, the shares of OXIS Common issuable pursuant to Section 2.3 hereof, subject to the issuance of 15% of the shares issuable to the Therox Holders into escrow pursuant to Section 2.6 hereof.

          2.7.3 As soon as practicable after the Closing Date, the Exchange Agent shall mail to each holder of record of a stock certificate that immediately prior to the Closing Date repre sented outstanding shares of Therox Common or Preferred (a "Certificate") whose shares are being converted into OXIS Common pursuant to Section 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as OXIS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing OXIS Common. Upon surrender of a Certificate for cancellation to the Exchange

Agent or to such other agent or agents as may be appointed by OXIS, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to the escrow described in Section 2.6) the number of shares of OXIS Common to which the holder of Therox Common or Preferred is entitled pursuant to Section 2.3 hereof and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Therox Common or Preferred that is not registered in the transfer records of OXIS, or its transfer agent, OXIS Common may be delivered to a transferee if the Certificate representing such Therox Common or Preferred is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.7.3, each Certificate shall be deemed at any time after the Closing Date to represent the right to receive upon such surrender such whole number of shares of OXIS Common as provided in Section 2.3 and applicable law.

          2.7.4 No dividends or distributions payable to holders of record of OXIS Common after the Effective Time, or cash payable in lieu of fractional shares, shall be paid to the holder of any unsurrendered Certificate until the holder of the Certificate shall surrender such Certificate.

          2.7.5 All OXIS Common delivered upon the surrender for exchange of shares of Therox Common or Preferred in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Therox Common or Preferred. There shall be no further registration of transfers on the stock transfer books of Therox or its transfer agent of the shares of Therox Common or Preferred that were outstanding immediately prior to the Effective Time. If, after the Closing Date, Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 2.7.

     2.8    Securities Filings.  As promptly as practicable after the date
            ------------------
hereof, OXIS, with the cooperation of Therox, shall finalize and file with the SEC any documents required by the 1933 Act or Exchange Act in connection with the Merger and OXIS shall prepare and file with the SEC any documents required by the United States federal securities laws in connection with the

Merger (including, without limitation the filing of Forms 8-K and 10-C by OXIS when appropriate). OXIS shall also take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of the OXIS Common in the Merger. The OXIS Common to be issued in the Merger shall not be registered under the 1933 Act and shall be issued to the Therox Holders pursuant to an exemption from registration under the 1933 Act. Therox shall furnish to OXIS all information concerning Therox and the Therox Holders as may be reasonably requested in connection with any action contemplated by this Section 2.9.

     2.9    Tax Free Reorganization.  The parties intend to adopt this Agreement
            -----------------------
as a tax free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code.


                                       3

                     MUTUAL REPRESENTATIONS AND WARRANTIES

     Each of OXIS (together with its Subsidiaries for purposes of Sections 3.3 through 3.25 of this Agreement) and Therox (together with its Subsidiaries for purposes of Sections 3.3 through 3.25 of this Agreement) is a "Company" for the purposes of this Article 3, and OXISub is a "Company" for purposes of Sections
3.1 and 3.2. Therox and the Therox Holders are collectively referred to in
Article 3 and in Article 4 as "Sellers". Any disclosure delivered by one Company to another party pursuant to this Article shall have been delivered on or prior to the date hereof and certified by an officer of the delivering Company as true, accurate and complete, shall specifically refer to this Agreement and shall identify the Section of this Agreement requiring the delivery of such disclosure (each such disclosure being referred to herein as an "Officer-Certified Disclosure Statement"). Except as set forth in an Officer-Certified Disclosure Statement of such Company, (i) OXIS (and, for purposes of Sections
3.1 and 3.2, OXISub) hereby represents and warrants to Therox and (ii) Therox and each Therox Holder (by either signing this Agreement or voting for the Merger at the special meeting of stockholders of Therox, or executing an action by written consent of stockholders authorizing the Merger) hereby represents to OXIS, that:

     3.1    Organization and Authority.  The Company:  (i) is a corporation duly
            --------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement, and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has made available to the other party for inspection complete and correct copies of its certificate of incorporation, as amended, and bylaws as in effect on the date hereof and a record of any and all proceedings and actions at all meetings of, or taken by written consent by, its Board of Directors and stockholders, since inception, in each case, certified as true, complete and correct copies by the Company's Secretary.

     3.2    Authority Relating to this Agreement; No Violation of Other
            -----------------------------------------------------------
Instruments.
- -----------

          3.2.1 The execution and delivery of this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement and the performance hereunder and thereunder by the Company have been duly authorized by all necessary corporate action on the part of the Company, and, assuming execution of this Agreement and such other agreements by each of the other parties thereto, this Agreement and such other agreements will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement:
(i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and
(ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          3.2.2 Neither the execution of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement nor the performance of any of them by the Company will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to the Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Company pursuant to any indenture, mortgage or lease, by which it or any of its assets or properties are bound, including all Contracts (as defined in Section 3.15); (iii) permit the acceleration of the maturity of any material indebtedness of the Company or of any other person secured by the assets or property of the Company; or (iv) violate or conflict with any provision of the Company's certificate of incorporation, bylaws, or similar organizational instruments.

          3.2.3 Except as contemplated in Sections 2.1, 2.8, and 7.7 of this Agreement, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in order to permit the execution, delivery or performance of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement and such other agreements.

     3.3    Compliance with Law.  The Company holds, all material licenses,
            -------------------
permits and authorizations necessary for the lawful conduct of the Company's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Company or over any part of the Company's operations, and OXIS (with respect to OXIS) and the Sellers (with respect to Therox) know of no violation thereof. The Company is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, wages and hours regulations, the payment of social security and other employment related taxes and occupational health and safety legislation), which violation could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company.

     3.4    Investment in Others.  Section 3.4 of the Officer-Certified
            --------------------
Disclosure Statement of the Company contains a list of each corporation, association, partnership, joint venture or other entity in which the Company, directly or indirectly, owns an equity interest and sets forth the Company's percentage interest by voting rights and by profits, in each such entity. Except for the entities identified in such list, the Company does not conduct any part of its business operations through any Subsidiaries or through any other entity in which the Company has an equity investment.

     3.5    Tax Returns and Payments.  All tax returns and reports with respect
            ------------------------
to the Company required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for, and OXIS (with respect to OXIS) and the Sellers (with respect to Therox) have no knowledge of any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against the Company. OXIS (with respect to OXIS) and the Sellers (with respect to Therox) have no knowledge of any tax audit of the Company by any taxing or other authority in connection with any of its fiscal years; OXIS (with respect to OXIS) and the Sellers (with respect to Therox) have no knowledge of any such audit currently pending or threatened, and there are no tax liens on any of the properties of the Company.

     3.6    Absence of Certain Changes or Events.  Since the date (the "Balance
            ------------------------------------
Sheet Date") of the most recent balance sheet delivered by the Company pursuant to Section 4.2 or Section 5.2, as the case may be (the "Balance Sheet"), except as contemplated by this Agreement, there have been no material changes in the condition, financial or otherwise, assets, liabilities, business or the results of operations of the Company, other than changes in the ordinary course of business which in the aggregate have not been materially adverse. Without limiting the foregoing, including the materiality standard, since the Balance Sheet Date, except as contemplated by this Agreement:

               (i) the Company has not entered into any transaction other than in the ordinary course of business;

               (ii) there have been no material losses or damage to any of the assets or properties of the Company due to fire or other casualty, whether or not insured;

               (iii) there has been no increase or decrease in the rates of direct compensation payable or to become payable by the Company to any employee, agent or consultant (other than routine increases made in the ordinary course of business), or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any such employee, agent or consultant, or any material welfare, pension, retirement or similar payment or arrangement made or agreed to be made by the Company (other than such events occurring pursuant to any previously existing benefit plan);

               (iv) the Company has not executed, created, amended or terminated any contract except in the ordinary course of business;

               (v) the Company has not declared or paid any dividend or made any distribution on its capital stock, nor redeemed, purchased or otherwise acquired any of its capital stock or issued any capital stock, other than under its stock incentive plans identified in Section 4.1 or 5.1, as the case may be;

               (vi) the Company has not received notice that there has been a cancellation of an order for its products or a loss of a customer of the Company, the cancellation or loss of which would materially adversely affect the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company;

               (vii) there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of the impending resignation or termination of employment of any officer or key employee of the Company;

               (viii) there has been no material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

               (ix) there have been no loans made by the Company to its employees, officers or directors, other than travel advances and other advances made in the ordinary course of business;

               (x) to the best of the Company's knowledge there has been no waiver or compromise by the Company of a material right or of a material debt owed to it;

               (xi) the Company has not made or agreed to make any disbursements or payments of any kind to any member or members of its Board of Directors, other than travel advances or reimbursements made in the ordinary course of business or fees or expenses for services rendered;

               (xii) there have been no capital expenditures by the Company exceeding Fifty Thousand Dollars ($50,000.00) individually;

               (xiii) there has been no change in accounting methods or practices (including without limitation, any change in depreciation or amortization policies or rates) by the Company;

               (xiv) there has been no revaluation by the Company of any of the assets or properties of the Company;

               (xv) there has been no sale or transfer of any of the assets or properties of the Company, except in the ordinary course of business;

               (xvi) there has been no loan by the Company to any person or entity;

               (xvii) there has been no commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Company or its affairs;

               (xviii) there has been no revocation of license or right to do business granted to the Company;

               (xix) the Company has not paid any obligation or liability (fixed, contingent or otherwise) or discharged or satisfied any lien, or settled any liability, claim, dispute, proceeding, suit or appeal pending or threatened against it, except for current liabilities incurred in the ordinary course of business; and

               (xx) there has been no agreement or commitment by the Company to do or perform any of the acts described in this Section 3.6.

     3.7    Personal Property.  The Company has good title, free and clear of
            -----------------
all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property which it owns. All such personal property as used in the business of the Company is in good operating condition. All of the leases to personal property utilized in the business of the Company are valid and enforceable and are not in default by the Company, or, to the knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), are any of the other parties thereto in default thereof.

     3.8    Real Property.  The Company does not own any real property.  Section
            -------------
3.8 of the Officer-Certified Disclosure Statement of the Company contains a list of all leases for real property to which the Company is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are valid and enforceable and are not in default. To the best knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by the Company for any improvements made to the real property owned, leased or occupied by the Company that have not been paid for.

     3.9    Patents, Trademarks, Trade Names and Copyrights.  All patents,
            -----------------------------------------------
patent applications, trademarks, trade names, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights which are necessary to the conduct of the Company's business are owned or are useable by the Company. To the best knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), the conduct of any business conducted by the Company does not infringe any patent, trademark, trade name, copyright, trade secret, or other proprietary right of any other person. No litigation is pending or, to the knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), has been threatened against the Company or any officer, director, stockholder, employee or agent of the Company, for the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party nor, to the best knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), does any basis exist for such litigation. To the best knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), there has been no infringement or unauthorized use by any other party of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to the Company.

     3.10   Litigation.  Neither the Company nor any officer or director of the
            ----------
Company is a party to any pending or, to the best knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), threatened, action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or any governmental body which could have a material adverse effect on: (i) the condition, financial or otherwise, assets or properties of the Company; or (ii) the transactions contemplated by this Agreement; nor, to the best knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), does any basis exist for any such action, suit, proceeding or investigation. The Company is not and has not been subject to any pending or, to OXIS' knowledge (with respect to OXIS) and the Sellers' knowledge (with respect to Therox), threatened product liability claim; nor, to OXIS' knowledge (with respect to OXIS) and the Sellers' knowledge (with respect to Therox), does any basis exist for any such claim. The Company is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company or which could prevent the transactions contemplated by this Agreement.

     3.11   Protection of Intangible Property.  To the knowledge of OXIS (with
            ---------------------------------
respect to OXIS) and the Sellers (with respect to Therox), each employee and consultant who has worked on or contributed to the development of the Company's technology, trade secrets and other proprietary rights, has executed a proprietary rights and information agreement in the form attached to the Officer-Certified Disclosure Statement. The Company has taken reasonable precautions to protect its trade secrets. To OXIS' knowledge (with respect to OXIS) and the Sellers' knowledge (with respect to Therox), the Company's trade secrets have not been used, distributed or otherwise exploited under circumstances which have caused, or with the passage of time could cause, the loss of trade secret status.

     3.12   Personnel.  Section 3.12 of the Officer-Certified Disclosure
            ---------
Statement of the Company contains a list of: (i) all employment, bonus, profit sharing, percentage compensation, employee benefit plans, incentive plans, pension or retirement plans, stock purchase and stock option plans, oral or written contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which the Company is a party or is subject as of the date of this Agreement; and (ii) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of the obligations so listed. The Company has delivered complete and correct copies of all such obligations (to the extent they are in writing or written descriptions to the extent they are oral) to the other Company. The Company does not have and never has had any union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to the Company's business. All plans described in Section 3.12 of the Officer-Certified Disclosure Statement are in full compliance with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations issued under ERISA, and to the knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), there are no pending, threatened or anticipated claims (other than routine claims) for benefits by, on behalf of, or against any of such plans. Neither the Company nor any of the plans subject to ERISA, nor any fiduciary thereof has engaged in a transaction subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in connection with which the Company has directly or indirectly incurred or may incur material liability. The Company has never sponsored or contributed to a defined benefit pension plan as defined in Section 414(j) of the Code. Section 3.12 of the Officer-Certified Disclosure Statement also lists the amount payable to employees of the Company under other fringe benefit plans.

     3.13   Certain Payments.  To the knowledge of OXIS (with respect to OXIS)
            ----------------
and the Sellers (with respect to Therox), neither the Company, nor any stockholder, director, officer, employee or agent of the Company, has made or caused to be made, directly or indirectly, the payment of any consideration whatsoever to any public official, candidate for public office, political party, or other third person in connection with the business or operations of the Company, or pertaining to the Company's relations with any customer, supplier, or creditor, in contravention of the law of the applicable jurisdiction.

     3.14   Brokers and Finders.  Neither the Company nor any stockholder,
            -------------------
director, officer, employee or agent of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement, except as set forth in Section 10.1. OXIS (with respect to OXIS) and the Sellers (with respect to Therox), will indemnify and hold each other harmless against all claims for brokers', finders' or investment bankers' fees made or asserted by any party claiming to have been employed by the Company or any stockholder, director, officer, employee or agent of the Company and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

     3.15   Contracts.  Section 3.15 of the Officer-Certified Disclosure
            ---------
Statement lists all oral or written agreements, notes, instruments, or contracts to which the Company is a party or by which its assets or properties may be bound which involve the payment or receipt of more than Fifty Thousand Dollars ($50,000.00) (on an annual basis), or which have a term of more than one year, or which involve intellectual property or research and development or clinical testing, or which are employment or consulting agreements (the "Contracts").
The Company is not in default in performance of its obligations under any material provision of such Contracts. OXIS (with respect to OXIS) and the Sellers (with respect to Therox) have no knowledge of any violation of any Contract by any other party thereto and OXIS with respect to OXIS) and the Sellers (with respect to Therox), have no knowledge of any intent by any other party to a Contract not to perform its obligations under such Contract.

     3.16   Stockholders and Employees.  None of the stockholders, directors or
            --------------------------
management personnel of the Company is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement: (i) providing for the furnishing of services to or by (other than as employee); (ii) providing for rental of real or personal property to or from; or (iii) otherwise requiring payments to or from, any stockholder, director or management personnel, or any member of the family of any stockholder, director or management personnel or any corporation, trust or other entity in which any stockholder, director or management personnel has a substantial interest or is an officer, director, investor or partner.

     3.17   Absence of Environmental Liabilities.  To the knowledge of OXIS
            ------------------------------------
(with respect to OXIS) and the Sellers (with respect to Therox), neither the Company nor the real property owned, leased or occupied by the Company is in violation of any applicable federal, state or local law, ordinance, regulation or order relating to industrial hygiene, worker safety, public health and safety, environmental protection, or Hazardous Material (as defined below) on, under or about such real property, including the soil and ground water underlying such real property. To the knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), no current use of or condition at the real property owned, leased or occupied by the Company constitutes a public or private nuisance. To the knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) by the Company that has occurred on the real property owned, leased or occupied by the Company during the Company's ownership, tenancy or occupancy and prior to the Closing Date has been and will be as of the Closing Date in compliance with all applicable laws, ordinances, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated as "hazardous" or "toxic" by any local governmental authority, the State of Oregon, the State of California or France (with respect to OXIS) or the State of Pennsylvania (with respect to Therox), or any other state or the United States Government, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; or
(3) defined as a "hazardous substance" under Section 101 or Section 102 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA"), and any regulations applicable thereunder. To the knowledge of OXIS (with respect to OXIS) and the Sellers' knowledge (with respect to Therox), the real property owned, leased or occupied by the Company, including without limitation, the soil and groundwater on or under such real property, is free of any significant release of any Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the federal Clean Water Act or any state or local environmental law or regulatory requirement has been received by the Company as to any of such real property. To the knowledge of OXIS (with respect to OXIS) and the Sellers (with respect to Therox), no hazardous wastes generated by the Company or any of its affiliates in operating the Company's business have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up, nor has the Company arranged for the transportation, treatment or disposal at any site of any Hazardous Material, except in accordance with all applicable laws and regulations. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that, in connection with the conduct of its business, it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any time.

     3.18   Power of Attorney; Suretyships.  The Company has no power of
            ------------------------------
attorney outstanding, nor has any obligation or liability, either actual, accrued, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person, corporation, partnership, joint venture, association, organization or other entity.

     3.19   Business Practices.  The Company has not paid, offered or agreed to
            ------------------
offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977.

     3.20   Accuracy of Documents and Information.  The copies of all
            -------------------------------------
instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by the Company to the other Company, including, without limitation, the Officer-Certified Disclosure Statement of the Company, are and will be complete and correct in all material respects. All information in the Officer-Certified Disclosure Statement of the Company is accurate as of the date hereof or such earlier date as is specified therein, which in no case is before March 31, 1995, and there have been no material changes in the information set forth therein between the date so specified and the date of this Agreement. No representations or warranties made by the Company in this Agreement, nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit furnished directly to the other Company pursuant to this Agreement or in the Officer-Certified Disclosure Statement of the Company contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein and therein taken as a whole not misleading. There is no undisclosed fact which materially and adversely affects the Company.


                                       4

                   REPRESENTATIONS AND WARRANTIES OF THEROX

     Therox and each of the Therox Holders (by either signing this Agreement or voting for the Merger at the special stockholders meeting of Therox, or executing the action by written consent of stockholders approving the Merger) hereby represents and warrants to OXIS that except as set forth in the Officer-Certified Disclosure Statement of Therox:

     4.1    Capitalization.  The authorized capital stock of Therox is Two
            -------------
Million (2,000,000) shares of Common, of which 517,344 shares were issued and outstanding as of the date hereof and One Million (1,000,000) shares of Preferred Stock, 1,000,000 of which were issued and outstanding as of the date hereof. Since March 31, 1995, Therox has not issued any shares of Therox Common or Preferred other than upon exercise of outstanding options. A list of all of the stockholders of Therox, with the number of shares owned by each as of the date hereof, is set forth at Exhibit A hereto. All such issued and outstanding
                             ---------
shares have been duly authorized and validly issued, and are fully paid and non-assessable. Prior to the Effective Time, all Therox Options shall be exercised, redeemed, lapsed or otherwise terminated. Since March 31, 1995, Therox has not issued any additional Therox Options under the Therox Plans or otherwise.
Except as set forth in the preceding sentences, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Therox is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

     4.2    Financial Statements.  Therox has delivered the following financial
            --------------------
statements of Therox (the "Therox Financial Statements") to OXIS: audited Balance Sheets of Therox dated as of December 31, 1993 and 1994, together with audited Statements of Operations, Stockholders' Equity and Cash Flow for the two years ended December 31, 1993, and 1994 and unaudited Balance Sheet and Statements of Operations, Stockholders' Equity and Cash Flow, dated March 31, 1995. Each Therox Financial Statement, together with the notes thereto is in accordance with the books and records of Therox, fairly presents the financial position of Therox and the results of operations of Therox for the period indicated, and has been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments with respect to the March 31, 1995 financial statements.

     4.3    Absence of Undisclosed Liabilities.  As of March 31, 1995, Therox
            ----------------------------------
has no indebtedness or liability (absolute or contingent) which is not shown or provided for in full on the Balance Sheet dated March 31, 1995 included in the Therox Financial Statements. Except as set forth in the Balance Sheet dated March 31, 1995 included in the Therox Financial Statements, Therox does not have outstanding on the date hereof, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute or contingent) other than those incurred since March 31, 1995 in the ordinary course of business.

     4.4    Patents, Trademarks and Trade Names.  Section 4.4 of the Officer-
            -----------------------------------
Certified Disclosure Statement of Therox sets forth a list of all patents, patent applications, trademarks (registered and unregistered), and trade names (registered and unregistered), of Therox all of which are held by Therox free and clear of all title defects, objections, liens, and other interests of third parties (subject to any licenses disclosed in the Officer-Certified Disclosure Statement).

     4.5    Employees.  Section 4.5 of the Officer-Certified Disclosure
            ---------
Statement of Therox contains a list of the names, current salary rates, bonuses paid during the last fiscal year, and accrued vacation and sick leave for all the employees of Therox.

     4.6    Insurance.  Section 4.6 of the Officer-Certified Disclosure
            ---------
Statement of Therox contains a list of all insurance policies and bonds in force with respect to Therox showing for each such policy or bond: (i) the owner; (ii) the coverage of such policy or bond; (iii) the amount of premium properly allocable to such policy or bond;
(iv) the name of the insurer; and (v) the termination date of the policy or bond. Copies of all such insurance policies and bonds have been furnished to OXIS. All such insurance policies and bonds are in full force and effect.

     4.7    Bank Accounts.  Section 4.7 of the Officer-Certified Disclosure
            -------------
Statement of Therox contains a list of all bank accounts of Therox, identifying the name of the bank, the account number, and the authorized signatories to the account.

     4.8    Therox Holders.  Each Therox Holder is an "accredited investor" as
            --------------
defined in Rule 501(a) as promulgated by the SEC under the 1933 Act except as set forth on Section 4.8 of the Officer-Certified Disclosure Statement.

     4.9 Notwithstanding anything in this Agreement to the contrary, Therox and the Therox Holders expressly acknowledge and agree that OXIS shall bear no liability to Therox or the Therox Holders or any other party, arising under the Code or otherwise with respect to the allocation or distribution by the Therox Stockholder Representative of the additional consideration payable pursuant to
Section 2.4 of this Agreement.


                                  ARTICLE 4.A

                REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

     Each Therox Holder by either signing this Agreement or voting for the Merger at the special meeting of stockholders of Therox, or executing the action by written consent of stockholders authorizing the Merger, hereby represents and warrants to OXIS that, except as set forth in the Officer-Certified Disclosure Statement of Therox, all of the Therox Common or Preferred held by such Therox Holder is owned beneficially and of record by such Therox Holder, free and clear of any and all liens, encumbrances and similar obligations or any voting or pooling trusts, agreements or similar arrangements, any redemption and cross purchase (buy/sell agreement), preemptive purchase rights, or any restrictions on the right to transfer.

                    REPRESENTATIONS AND WARRANTIES OF OXIS

     OXIS hereby represents and warrants to Therox that, except as set forth in the Officer-Certified Disclosure Statement of OXIS:

     5.1    Capitalization.  The authorized capital stock of OXIS is Five
            --------------
Million (5,000,000) shares of Preferred Stock, of which no shares of Series A Preferred Stock are issued and outstanding and no shares of Series B Preferred Stock are issued and outstanding as of the date hereof (provided, however, upon the closing of the Series B Financing, a substantial number of shares of OXIS Series B Preferred Stock will be issued), and Twenty-Five Million (25,000,000) shares of OXIS Common, of which Ten Million Six Hundred Eighty-Three Thousand Six Hundred Eighty-Seven (10,683,687) shares were issued and outstanding as of the date hereof. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. Since March 31, 1995, OXIS has not issued any shares of OXIS Common. As of the date hereof, OXIS had outstanding options or warrants to purchase one million seven hundred ten thousand seven hundred sixty-three (1,710,763) shares of OXIS Common pursuant to the warrants or options it has issued. Since March 31, 1995, OXIS has not issued any additional options or warrants to purchase OXIS Common. Except as set forth in this paragraph, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which OXIS is or may become obligated to issue, sell, purchase, retire or redeem any shares of capital stock or other securities.

     5.2    Financial Statements.  OXIS has delivered the following consolidated
            --------------------
financial statements of OXIS (the "OXIS Financial Statements") to Therox: audited Balance Sheets of OXIS dated as of December 31, 1993 and 1994, together with audited Statements of Operations, Stockholders' Equity and Cash Flows for the three years ended December 31, 1993 and 1994 and unaudited Balance Sheet and Statements of Operations, Stockholders' Equity and Cash Flow, dated March 31, 1995. Each OXIS Financial Statement together with the notes thereto is in accordance with the books and records of OXIS and the results of operations of OXIS for the period indicated, and has been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year end adjustments with respect to the March 31, 1995 financial statements.

     5.3    Absence of Undisclosed Liabilities.  As of March 31, 1995, OXIS and
            ----------------------------------
its Subsidiaries have no indebtedness or liability (absolute or contingent) which is not shown or provided for in full on the Balance Sheet dated March 31, 1995 included in the OXIS Financial Statements. Except as set forth in the Balance Sheet dated March 31, 1995 included in the OXIS Financial Statements, OXIS and its Subsidiaries do not have outstanding on the date hereof, nor will it have outstanding on the Closing Date, any indebtedness or liability (absolute or contingent) other than those incurred since March 31, 1995 in the ordinary course of business or in connection with the transactions contemplated hereunder and pursuant to the Series B Financing.

     5.4    Shares Issued in Connection With the Merger.  The shares of OXIS
            -------------------------------------------
Common to be issued to the Therox Holders pursuant to the Merger, when issued in accordance with this Agreement and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable

     5.5    Patents, Trademarks and Trade Names.  Section 5.5 of the Officer-
            -----------------------------------
Certified Disclosure Statement of OXIS sets forth a list of all patents, patent applications, trademarks, registered and unregistered, and trade names, registered and unregistered of OXIS or its Subsidiaries, all of which are held by OXIS or its Subsidiaries free and clear of all title defects, objections, liens and other interests of third parties (subject to any licenses disclosed in the Officer-Certified Disclosure Statement).


                                       6

               CONDITIONS TO THE OBLIGATIONS OF OXIS AND OXISUB

     The obligations of OXIS and OXISub to consummate the Merger is subject to the fulfillment, at or before the Closing, of all the following conditions, any one or more of which may be waived by OXIS.

     6.1    Representations and Warranties True at Closing.  The representations
            ----------------------------------------------
and warranties of Therox and the Therox Holders contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects. The update of the Officer-Certified Disclosure Statement shall not disclose any representation or warranty that was true on the date of this Agreement and which is no longer true.

     6.2    Covenants Performed.  All of the obligations of Therox to be
            -------------------
performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

     6.3    Certificate.  At the Closing, OXIS shall have received a certificate
            -----------
from Therox signed by the President of Therox to the effect that the conditions set forth in Sections 6.1 and 6.2 have been satisfied.

     6.4    Therox Stockholder Approval; Series B Financing.  This Agreement and
            -----------------------------------------------
the Merger shall have been duly approved by the stockholders of Therox. The Series B Preferred Stock Purchase Agreement, among OXIS and certain stockholders of Therox (the "Series B Purchase Agreement") shall have been fully executed and the Series B Financing consummated simultaneously with the transactions contemplated hereunder.

     6.5    Opinion of Counsel to Therox. Counsel to Therox shall have issued an
            ----------------------------
opinion in favor of OXIS in the form of Exhibit F.
                                        ---------

     6.6    Merger Agreement.  The Merger Agreement shall have been filed with
            ----------------
the Secretary of State of the State of Delaware.

     6.7    Material Changes in the Business Between the Date of this Agreement
            -------------------------------------------------------------------
and the Closing.  There shall have been no material adverse change in the
- ---------------
financial position, results of operations, assets, liabilities or business of Therox between the date of this Agreement and the Closing.

     6.8    No Action to Prevent Completion.  No preliminary or permanent
            -------------------------------
injunction or other order issued by any court or governmental or regulatory authority, nor any other proceeding, which declares this agreement invalid in any material respect or prevents the consummation of the transactions contemplated herein, or which materially and adversely affects the financial position, results of operations, assets, liabilities or business of Therox, shall have been issued, instituted or in effect, and no other litigation or proceedings (setting forth claims on which the claimant has a reasonable likelihood of succeeding) have been instituted or threatened which if successful would result in any of the foregoing.

     6.9    Consents.  Each of OXIS and Therox shall have received in writing
            --------
all consents, approvals, and waivers required in connection with the Merger (a) from parties to the agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in Section 6.9 of the Officer-Certified Disclosure Statement of OXIS and Therox and (b) from all governmental authorities.

     6.10   Escrow Agreement.  The Escrow Agreement shall have been executed by
            ----------------
the Therox Stockholder Representative and the Escrow Holder.

     6.11   Investment Representation Letter.  OXIS shall have received an
            --------------------------------
executed copy of the Investment Representation Letter from each Therox Holder.

     6.12   Documentation.  All actions, proceedings, instruments, resolutions,
            -------------
certificates, and documents reasonably requested by OXIS to be executed and delivered to OXIS in order to carry out this Agreement and to consummate the Merger, and all of the relevant legal matters, shall be reasonably satisfactory to OXIS and its counsel.


                                       7

                    CONDITIONS TO THE OBLIGATIONS OF THEROX

     The obligations of Therox to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by Therox:

     7.1    Representations and Warranties True at Closing.  The representations
            ----------------------------------------------
and warranties of OXIS and OXISub contained in this Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects. The update of the Officer-Certified Disclosure Statement shall not disclose any representation or warranty that was true on the date of this Agreement which is no longer true.

     7.2    Covenants Performed.  All of the obligations of OXIS and OXISub to
            -------------------
be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

     7.3    Certificate.  At the Closing, Therox shall have received a
            -----------
certificate signed by an executive officer of OXIS to the effect that the conditions set forth in Sections 7.1 and 7.2 have been satisfied.

     7.4    Stockholder Approval.  This Agreement and the Merger shall have been
            --------------------
duly approved by the stockholders of Therox.

     7.5    Series B Financing.  The Series B Financing contemplated by the
            ------------------
Series B Purchase Agreement shall close simultaneously with the transactions contemplated hereunder.

     7.6    Opinion of Counsel to OXIS.  Jackson, Tufts, Cole & Black, counsel
            --------------------------
to OXIS, shall have issued an opinion in favor of Therox in the form of Exhibit
                                                                        -------
G.
- -

     7.7    Merger Agreement.  The Merger Agreement shall have been filed with
            ----------------
the Secretary of State of the State of Delaware.

     7.8    Material Changes in the Business between the Date of this Agreement
            -------------------------------------------------------------------
and the Closing.  There shall have been no material adverse change in the
- ---------------
financial position, results of operations, assets, liabilities or business of OXIS between the date of this Agreement and the Closing.

     7.9    No Action to Prevent Completion.  No preliminary or permanent
            -------------------------------
injunction or other order issued by any court or governmental or regulatory authority, nor any other proceeding, which declares this agreement invalid in any material respect or prevents the consummation of the transactions contemplated herein, or which materially and adversely affects the financial position, results of operations, assets, liabilities or business of Therox or OXIS, shall have been instituted or in effect, and no other litigation or proceedings (setting forth claims on which the claimant has a reasonable likelihood of succeeding) have been instituted or threatened which if successful would result in any of the foregoing.

     7.10   Consents.  Each of OXIS and Therox shall have received in writing
            --------
all consents, approvals, and waivers required in connection with the Merger (a) from parties to the agreements, indentures, mortgages, franchises, licenses, permits, leases, and other instruments set forth in Section 6.9 of the Officer-Certified Disclosure Statement of OXIS and Therox, and (b) from all governmental authorities.

     7.11   Registration Rights Agreement.  Each Therox Holder shall have
            -----------------------------
received a copy of the Registration Rights Agreement signed by OXIS.

     7.12   Documentation.  All actions, proceedings, instruments, resolutions,
            -------------
certificates, and documents reasonably requested by Therox to be executed and delivered to Therox in order to carry out this Agreement and to consummate the Merger, and all of the relevant legal matters, shall be reasonably satisfactory to Therox and its counsel.




                                       8

                  CONFIDENTIALITY COVENANT AND ANNOUNCEMENTS

     8.1    Confidentiality.  No party to this Agreement shall use or disclose
            ---------------
any non-public information obtained from another party for any purpose unrelated to the Merger, and, if this Agreement is terminated prior to Closing for any reason whatsoever, each party shall return to the other all originals and copies (and any notes relating thereto) of all documents and papers containing technical, financial, and other information furnished to such party pursuant to this Agreement or during the negotiations which preceded this Agreement, and shall neither use nor disclose any such information except to the extent that such information is available to the public, is rightfully obtained from third parties or is independently developed.

     8.2    Announcements.  No party to this Agreement shall issue a press
            -------------
release or other public communication relating to this Agreement, the Merger Agreement, the Merger, the Series B Purchase Agreement or the transactions contemplated by the Series B Purchase Agreement, without the prior approval of the other party. Notwithstanding the foregoing, OXIS may make such announcements regarding the Merger or the Series B Purchase Agreement as, in the judgment of its management after consultation with legal counsel, are necessary to comply with securities laws or Nasdaq regulations; provided, that OXIS shall use all reasonable efforts to allow Therox to review such announcements prior to issuance.


                                       9

                                INDEMNIFICATION

     9.1    Indemnification by Therox and Therox Holders Relating to Agreement.
            -------------------------------------------------------------------
Therox, and by approval of this Agreement and the Merger at the special stockholders' meeting of Therox, or execution of the action by consent of stockholders authorizing the Merger, each of the Therox Holders who votes for the Merger or signs this Agreement, agrees that the amounts deposited in escrow pursuant to Section 2.6 of this Agreement (in addition to the amounts set forth in Section 9.3 hereof) shall be used to defend, indemnify and hold OXIS and its attorneys and agents and each person who controls OXIS within the meaning of the 1933 Act (collectively, for Section 9.1 hereof, "OXIS") harmless from and against, and to reimburse OXIS with respect to, any and all losses, damages, liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of every nature incurred by OXIS by reason of or arising out of or in connection with (i) any breach by Therox or any of the Therox Holders of any representation or warranty of Therox or any of the Therox Holders contained in this Agreement or in any certificate or other document delivered to OXIS pursuant to the provisions of this Agreement, including, without limitation, the Officer-Certified Disclosure Statement of Therox, or
(ii) the failure, partial or total of Therox or any of the Therox Holders to perform any agreement or covenant required by this Agreement to be performed by it. Such indemnification is an after-tax indemnity for after-tax losses, taking into account whether or not any item indemnified against is deductible for tax purposes when paid or accrued by OXIS or Therox or the Therox Holders and whether or not any receipt of indemnity payments hereunder is taxable to OXIS. It is expressly agreed that a diminution in the value of the business of Therox by reason of any of the foregoing shall be deemed a "loss" for purposes of this
Article 9.

     9.2    Indemnification by OXIS Relating to Agreement.  OXIS agrees to
            ---------------------------------------------
defend, indemnify and hold harmless Therox and the Therox Holders from and against, and to reimburse Therox and the Therox Holders with respect to, any and all losses, damages, liabilities, claims, judgments, settlement, costs and expenses (including reasonable attorneys' fees) of every nature incurred by Therox or the Therox Holders by reason of or arising out of or in connection with (i) any breach by OXIS of any representation or warranty of OXIS contained in this Agreement or in any certificate or other document delivered to Therox pursuant to the provisions of this Agreement, including, without limitation, the Officer-Certified Disclosure Statement of OXIS, or (ii) the failure, partial or total, of OXIS to perform any agreement or covenant required to be performed by it. Such indemnification is an after tax indemnity for after tax losses taking into account whether or not any item indemnification against is deductible for tax purposes when paid or accrued by Therox or OXIS and whether or not any receipt of indemnity payments hereunder is taxable to Therox or the Therox Holders.

     9.3    Maximum Liability.
            -----------------

          9.3.1   Therox Maximum Liability.  Following the Closing, the shares
                  ------------------------
of OXIS Common to be issued in this transaction to the Therox Holders who vote for or approve the Merger or sign this Agreement (in addition to the shares of OXIS Common to be deposited in escrow in accordance with Section 2.6 of this Agreement) and any proceeds from the sale of any such shares of OXIS Common shall constitute an absolute limit on the obligation of Therox and the Therox Holders to indemnify and hold OXIS harmless under this Article 9. The shares of OXIS Common for purposes of this Section 9.3.1 shall be deemed to have the value of the average closing price of OXIS Common on the Nasdaq National Market for the ten trading days immediately preceding the Effective Time as reported in the West Coast Edition of the Wall Street Journal. At the option of the Therox
                          -------------------
Holders, post-closing claims made by OXIS under this Article 9 may be settled by a return of OXIS Common shares issued hereunder or in cash. The liability of the Therox Holders under this Agreement shall be several and not joint.

          9.3.2   OXIS Maximum Liability.  The liability of OXIS for its
                  ----------------------
indemnification obligations pursuant to this Article 9 shall be satisfied by the issuance of OXIS Common in the maximum aggregate amount of 1,440,736 shares (as adjusted for any future stock splits or reverse splits), which shares shall constitute an absolute limit on the obligation of OXIS to indemnify and hold Therox and the Therox Holders harmless under this Article 9. The shares of OXIS Common for purposes of this Section 9.3.2 shall have the value of the average closing price of OXIS Common on the Nasdaq National Market for the ten trading days immediately preceding the Effective Time as reported in the West Coast Edition of the Wall Street Journal. At the
                                                  -------------------
option of OXIS, any claims made by Therox or the Therox Holders under this
Article 9 may be settled by payment of cash in lieu of shares of OXIS Common.

     9.4    Limitation on Indemnification.  No party shall be liable for
            -----------------------------
indemnification under this Agreement unless a claim is in excess of $10,000 and the aggregate amount of all such claims exceeds $75,000, in which case the liability for indemnification under this Agreement shall include such amounts in excess of $10,000.


                                      10

                                 MISCELLANEOUS

     10.1   Expenses.  Each of OXIS and Therox shall pay its own costs and
            --------
expenses, including legal, accounting and investment banking fees and expenses, relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement (it being agreed that at the Closing no such costs or expenses shall be owed by, and exist as a liability of, Therox). Therox represents and warrants that it has not used any broker or finder in connection with the Merger. OXIS has entered into an agreement with Wasserstein Perella & Co., Inc. pursuant to which Wasserstein Perella & Co., Inc. may be entitled to a fee in connection with the closing of certain of the transactions described herein and OXIS agrees to indemnify and hold harmless the Therox Holders from any claims made by Wasserstein Perella & Co., Inc. arising from such agreement.

     10.2   Amendment.  This Agreement shall not be amended except by a writing
            ---------
duly executed by all parties.

     10.3   Entire Agreement.  This Agreement, including the Exhibit, Schedules,
            ----------------
and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter, including the letter of intent dated May 17, 1995, as amended.

     10.4   Governing Law.  This Agreement shall be governed by and construed
            -------------
in accordance with the laws of the State of Delaware.

     10.5   Headings.  The headings contained in this Agreement are intended for
            --------
convenience and shall not be used to determine the rights of the parties.

     10.6   Mutual Contribution.  The parties to this Agreement and their
            -------------------
counsel have mutually contributed to its drafting.

     10.7   Notices.  All notices, requests, demands, and other communications
            -------
made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or five days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

          If to OXIS:

               OXIS International, Inc.
               6040 N. Cutter Circle, Suite 317
               Portland, Oregon  97217-3935
               Attention:  President
               Facsimile:  (503) 283-4058
               Confirmation Number:  (503) 283-3911

          with a copy to:

               Jackson, Tufts, Cole & Black
               60 S. Market Street, 10th Floor
               San Jose, California  95113
               Attention:  Richard Scudellari, Esq.
               Facsimile:  (408) 998-4889
               Confirmation Number:  (408) 998-1952

          If to Therox:

               Therox Pharmaceuticals, Inc.
               20600 Chagrin Blvd., Suite 1150
               Shaker Heights, OH 44122-5334
               Attention: Timothy G. Biro, President
               Facsimile:  ________________________
               Confirmation Number:  ______________
          with a copy to:

               Terri N. Gelberg
               Gelberg & Associates, P.C.
               3700 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103-2793
               Facsimile:  (215) 994-2222
               Confirmation Number:  (215) 994-5321

     Such addresses may be changed, from time to time by means of a notice given in the matter provided in this section.

     10.8   Severability.  If any provision of this Agreement is held to be
            ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     10.9   Survival of Representations and Warranties.  All representations and
            ------------------------------------------
warranties contained in this Agreement, including the Exhibits, Schedules and other documents delivered pursuant to this Agreement shall survive the Effective Time until the date eighteen (18) months following the Effective Time.

     10.10  Waiver.  Waiver of any term or condition of this Agreement by any
            ------
party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

     10.11  Assignment.  Neither party may assign, by operation of law or
            ----------
otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent.

     10.12  Counterparts.  This Agreement may be signed in counterparts with the
            ------------
same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

IN WITNESS WHEREOF, OXIS, OXISub, and Therox have executed this Agreement as of the date first above written.

THEROX PHARMACEUTICALS, INC.               OXIS INTERNATIONAL, INC.

By:  ____________________________          By:  _______________________________
     Name:                                      Ray R. Rogers
     Title:                                     Chairman of the Board

                                           OXIS ACQUISITION CORPORATION

                                           By:  _______________________________
                                                Ray R. Rogers
                                                Chairman of the Board

                                   EXHIBIT A
                                   ---------


                        OXIS COMMON SHARE DISTRIBUTION
                        ------------------------------


Therox Shareholder           Therox Shares       OXIS        Distribute   Escrow
- ------------------           -------------       ----        ----------   ------
                                                 Common
                                                 ------

BVP II, L.P.                 500,000 Preferred      532,547     452,665   79,882
S.R. One,. Limited           500,000 Preferred      532,547     452,665   79,882
OSURF                        120,000 Common          87,131      74,062   13,069
W. Weglicki                  100,000 Common          72,610      61,718   10,892
D. Witiek                     73,000 Common          53,005      45,054    7,951
B. Freeman                    30,000 Common          21,783      18,515    3,268
P. Triozzi                     6,000 Common           4,357       3,703      654
D. Feller                      4,000 Common           2,904       2,469      435
C. Brogan                      3,000 Common           2,179       1,852      327
S.R. One, Limited (Bridge     23,344 Common          16,950      14,408    2,542
Loan)
BVP II, L.P. (Options)        25,000 Common          18,152      15,430    2,722
J. Ziemniak (Options)        100,000 Common          72,610      61,718   10,892
R. Johnson (Options)          20,000 Common          14,522      12,344    2,178
R. Borchardt (Options)         8,000 Common           5,809       4,937      872
A. Hopper (Options             5,000 Common           3,630       3,086      544
                          -----------------       ---------   ---------  -------

TOTAL                      1,517,344 Shares       1,440,736   1,224,626  216,110

                               ESCROW AGREEMENT
                               ----------------

                        (Therox Pharmaceuticals, Inc.)


     THIS ESCROW AGREEMENT ("Escrow Agreement") is made as of July 18, 1995 among OXIS International, Inc., a Delaware corporation ("OXIS"), and Timothy G. Biro (the "Representative"), and The First National Bank of Boston ("Escrow Holder").


                                  BACKGROUND

     A. Pursuant to an Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of July 18, 1995, among OXIS, OXIS Acquisition Corporation, a Delaware corporation ("OXISub"), and Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox"), Therox will be merged with and into OXISub and OXISub will continue to be the surviving corporation and a wholly-owned subsidiary of OXIS (the "Merger").

     B. This Escrow Agreement is being entered into pursuant to Section 2.6 and Article 9 of the Merger Agreement. Execution and delivery of this Escrow Agreement is a condition to the obligations of the parties to the Merger Agreement to consummate the Merger.

     C. As set forth in Section 2.6 of the Merger Agreement, by their approval of the Merger Agreement and the Merger, the holders of shares of the common and preferred stock of Therox have authorized the Representative to act as the representative of those persons who, immediately prior to the effective time of the Merger, are holders (the "Former Shareholders") of shares of the common or preferred stock of Therox under this Escrow Agreement with the powers and authority provided herein.

     D. Pursuant to the Merger Agreement, the shares of the common and preferred stock of Therox that are outstanding immediately prior to the effective time of the Merger, other than dissenting shares, will be converted into shares of the common stock, par value $0.50 per share, of OXIS ("OXIS Common").

     E. Section 2.6 of the Merger Agreement provides that at the effective time of the Merger, certain of the shares of the common stock of OXIS issued in the Merger shall be delivered on behalf of the Former Shareholders to the Escrow Holder in order to secure the indemnification obligations of Therox and the Former Shareholders set forth in
Article 9 of the Merger Agreement.

     NOW, THEREFORE, in consideration of the entering into of the Merger Agreement, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Merger Agreement. In addition, for the purposes of this Escrow Agreement, the following terms shall have the following meanings:

     1.1  Claim Certificate.  "Claim Certificate" shall mean a certificate
          -----------------
signed by an officer of OXIS stating (i) that an Indemnified Person has incurred or reasonably believes in good faith it may in the future incur the amount of Damages specified in such Claim Certificate, (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Merger Agreement alleged to have been violated, and (iii) the number of Escrowed Shares to which OXIS believes the Indemnified Person would be entitled with respect to such Damages (if the Representative determines to pay such Damages with Escrowed Shares rather than cash).

     1.2  Damages.  "Damages" shall mean any and all losses, damages,
          -------
liabilities, claims, judgments, settlements, costs and expenses (including reasonable attorneys' fees) of the type referred to in Article 9 of the Merger Agreement.

     1.3  Escrow Fund.  "Escrow Fund" shall mean the Escrowed Shares then held
          -----------
by the Escrow Holder.

     1.4  Escrowed Share.  An "Escrowed Share" shall mean a share of OXIS Common
          --------------
delivered to the Escrow Holder by the Exchange Agent on behalf of the Former Shareholders in accordance with Section 2.6 of the Merger Agreement, together with any and all other shares of OXIS Common, other securities of OXIS or any other issuer, other property or cash received or receivable in respect of such share of OXIS Common, including, without limitation, any and all securities, property or cash to be issued or distributed in connection with any recapitalization, reclassification, split-up, merger, consolidation, exchange, stock dividend, stock split or similar event declared or effected with respect to shares of OXIS Common.

     1.5  Indemnified Person.  "Indemnified Person" shall mean OXIS and any
          ------------------
other entity or person who is a beneficiary of the indemnification obligations of Therox contained in Article 9 of the Merger Agreement.

     1.6  Value.  "Value" when used with respect to an Escrowed Share, shall
          -----
mean the average closing bid price of the OXIS common stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Time as defined in the Merger Agreement as reported in The Wall Street Journal,
                                                       -----------------------
as adjusted for stock splits, stock dividends, recapitalizations and the like.

                                   ARTICLE 2

                              CREATION OF ESCROW
                              ------------------

     2.1  Purpose.  This Escrow Agreement is being executed and delivered, and
          -------
the deposit of the Escrow Fund hereunder is being made, for the purpose of securing the indemnification obligations of Therox and the Former Shareholders set forth in Article 9 of the Merger Agreement.

     2.2  Creation of Escrow Fund.  At or promptly after the Effective Time, the
          -----------------------
Representative shall instruct the Exchange Agent to deposit with the Escrow Holder certificates representing those shares of OXIS Common required to be so deposited under Section 2.6 of the Merger Agreement registered in the names of the Former Shareholders. OXIS and the Former Shareholders agree that any other securities, property or cash which thereafter are to become part of the Escrow Fund as provided in Section 1.4 of this Escrow Agreement, shall be promptly deposited with the Escrow Holder upon receipt by or on behalf of the Former Shareholders, and receipt by the Escrow Holder on behalf of the Former Shareholders shall be deemed receipt by the Former Shareholders. Certificates representing securities deposited in the Escrow Fund shall be accompanied by separate stock powers endorsed in blank by the Representative on behalf of the Former Shareholders.

     2.3  Voting Rights.  The Former Shareholders shall retain their voting
          -------------
rights with respect to securities held by the Escrow Holder unless and until such securities are delivered by the Escrow Holder to OXIS in accordance with this Escrow Agreement.

     2.4  Dividends.  The Former Shareholders shall retain their rights to
          ---------
receive any cash dividends or other monetary distributions with respect to securities held by the Escrow Holder unless and until such securities are delivered by the Escrow Holder to OXIS in accordance with this Escrow Agreement.

                                   ARTICLE 3

                                    CLAIMS
                                    ------

     3.1  Payment After Delivery of Claim Certificate.  If OXIS gives the Escrow
          -------------------------------------------
Holder and the Representative a Claim Certificate, then, as soon as practicable but not earlier than 60 days after the giving of such Claim Certificate, the Escrow Holder, subject to the requirements of Section 3.2 hereof, shall deliver to OXIS, from the Escrow Fund, on behalf of the Indemnified Person that number of Escrowed Shares having a Value (to the extent the Escrow Fund is sufficient for such purpose) equal to the Damages specified in such Claim Certificate unless the Representative shall have notified the Escrow Holder and OXIS that they elect to pay all or part of such Damages in cash, in which case such payment shall be made by certified or bank check delivered to the Escrow Holder for re-delivery to OXIS prior to the end of such 60 day period.

     3.2  Disputes Respecting Claims.  Unless, within 60 days after the giving
          --------------------------
of any Claim Certificate by OXIS, OXIS and the Escrow Holder receive a written notice from the Representative stating that the Representative questions the accuracy of a matter asserted in such Claim Certificate, such Claim Certificate shall constitute full authority to the Escrow Holder to take the action provided for in Section 3.1 and shall be conclusive and binding on all parties hereto and on the Former Shareholders. If, however, the Representative timely gives such a notice, the Escrow Holder shall not make any distribution to OXIS of that portion of the Escrow Fund which the Representative asserts in his notice should not be so distributed until (i) the Escrow Holder receives the written consent of the Representative and OXIS to such distribution or (ii) there is a final decision of an arbitrator in an action between OXIS and the Representative with respect to the disputed amount pursuant to Section 7.7 hereof. The reasonable expenses, including attorneys' fees, of all of the parties to any such arbitration, or any lawsuit or other proceeding arising hereunder, shall be reasonably apportioned among them, taking into consideration the outcome of the arbitration, lawsuit or other proceeding and the reasonableness of the conduct of each such party in connection with the dispute over the disposition of that portion of the Escrow Fund which was in controversy, in light of the facts known to such party at the time such party engaged in such conduct. Any and all amounts payable to OXIS or any other Indemnified Person pursuant to the preceding sentence shall be paid out of the Escrow Fund as though it were an item of Damages.

     3.3  Notice and Defense of Third Party Claims.  No later than 15 days after
          ----------------------------------------
receipt by OXIS of a written notice of any action, suit or proceeding commenced against OXIS or the Company which might be a basis for indemnification under
Article 9 of the Merger Agreement, OXIS will give the Representative written notice thereof and will afford them an opportunity to defend such action, suit or proceeding on behalf of the Former Shareholders, at the expense of the Representative or the Former Shareholders; provided however, that OXIS may participate in the control of such defense if the Representative and Former Shareholders do not diligently defend such action, suit or proceeding.

                                   ARTICLE 4

                          DISTRIBUTION OF ESCROW FUND
                          ---------------------------

     4.1  Distribution of Undisputed Amounts.
          ----------------------------------

          A. Provided that there are no outstanding claims pursuant to Article 3 hereof, on the date twelve months after the date of this Escrow Agreement, the Escrow Holder shall promptly distribute one-third (1/3) of the Escrow Fund to the Representative for the benefit of the Former Shareholders, or to the Former Shareholders, as the Representative shall direct in writing, such written direction to include the calculation of the pro rata distribution according to the number of shares of Therox Common and Therox Preferred held by the Former Shareholders at the Effective Time.

          B. Subject to Section 4.2 hereof, on the date eighteen months after the date of this Escrow Agreement (the

"Escrow Termination Date") the Escrow Holder shall promptly distribute the entire remaining Escrow Fund to the Representative for the benefit of the Former Shareholders, or to the Former Shareholders, as the Representative shall direct in writing, such written direction to include the calculation of the pro rata distribution according to the number of shares of Therox Common and Therox Preferred held by the Former Shareholders at the Effective Time.

     4.2  Distribution of Disputed Amounts.  Notwithstanding the provisions of
          --------------------------------
Section 4.1 hereof, if, prior to the Escrow Termination Date, OXIS shall have given a Claim Certificate to the Representative and the Escrow Holder and a dispute, in accordance with Section 3.2 hereof, respecting that Claim Certificate or the subject matter of such Claim Certificate has not yet been resolved in accordance with Section 3.2, then the Escrow Holder shall continue to hold that portion of the Escrow Fund which is the subject of such dispute. Any portion of the Escrow Fund so withheld shall continue to be held by the Escrow Holder until it receives authorization to distribute the portion of the Escrow Fund so withheld in accordance with the second sentence of Section 3.2.

                                   ARTICLE 5

                                 ESCROW HOLDER
                                 -------------

     5.1  Limitation of Liability.  It is agreed that the duties of the Escrow
          -----------------------
Holder are limited to those herein specifically provided and are ministerial in nature. It is further agreed that the Escrow Holder shall incur no liability whatever except by reason of its willful misconduct or gross negligence. The Escrow Holder shall be under no obligation in respect of the Escrow Fund other than faithfully to follow the instructions herein contained or delivered to the Escrow Holder in accordance with this Escrow Agreement, and Escrow Holder is not charged with knowledge of or any duties or responsibilities in connection with any other document or agreement. The Escrow Holder may consult with counsel and shall be fully protected in any action taken or omitted in good faith in accordance with the advice or opinion of such counsel. It shall not be required to institute legal proceedings of any kind. It shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with this Escrow Agreement upon any written instructions given to it and believed by it to have been duly executed by OXIS and/or by the Representative, as the case may be, in accordance herewith.

     5.2  Compensation.  OXIS agrees to pay the reasonable fees of the Escrow
          ------------
Holder for its services hereunder for so long as the Escrow Holder holds all or any portion of the Escrow Fund.

     5.3  Resignation.  The Escrow Holder, or any successor to it hereafter
          -----------
appointed, may resign at any time by giving 30 days notice in writing to OXIS and the Representative and, upon the appointment of a successor Escrow Holder as hereinafter provided, shall be discharged from any further duties hereunder. In the event of such resignation, a successor Escrow Holder, which shall be a bank or trust company organized under the laws of the United States of America, or any state thereof, shall be appointed by OXIS, subject to the approval of the Representative, which approval shall not be unreasonably withheld. Any such successor Escrow Holder shall deliver to OXIS and the Representative a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the unaccrued rights and duties of the Escrow Holder hereunder and shall be entitled to receive all of the then remaining Escrow Fund. If no successor is appointed, the Escrow Holder may apply to a court of competent jurisdiction for such appointment.

     5.4  Indemnification.  In consideration of its acceptance of the
          ---------------
appointment as Escrow Holder hereunder, OXIS agrees to indemnify and hold the Escrow Holder harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and to reimburse Escrow Holder for all its reasonable costs and expenses, including, among other things, counsel fees and expenses, incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity shall be payable in the case of the Escrow Holder's gross negligence or willful misconduct.

                                   ARTICLE 6

                                REPRESENTATIVE
                                --------------

     6.1  Action by Representative.  The Representative shall have full power
          ------------------------
and authority to represent all Former

Shareholders with respect to all matters arising under this Escrow Agreement and with respect to the obligations set forth in Article 9 of the Merger Agreement. All action taken by the Representative hereunder shall be binding upon the Former Shareholders as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority on behalf of all of the Former Shareholders to interpret all the terms and provisions of this Escrow Agreement, to give all approvals and take any other actions with respect to the Former Shareholders in connection with the subject matter of this Escrow Agreement and to consent to any amendment hereof. All action taken by the Representative hereunder shall be conclusive and binding upon all of the Former Shareholders. OXIS may deal solely with and rely solely upon the Representative as the representative of all the Former Shareholders. The expenses of the Representative shall be payable out of any Escrowed Shares remaining upon the termination of the Escrow Fund; provided, however, in no event shall OXIS be obligated with respect to such expenses.

     6.2  Successor Representative.  In case of the resignation, death or
          ------------------------
inability to act of the Representative, a successor or successors shall be named from among the Former Shareholders by the Former Shareholders. Each such successor Representative shall have all of the power, authority, rights and privileges hereby conferred upon an original Representative, and the term "Representative" as used herein shall be deemed to include each such successor Representative.

     6.3  Limitation of Liability.  The Representative shall incur no liability
          -----------------------
to the Former Shareholders except by reason of his willful misconduct or gross negligence.

                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

     7.1  Notices.  Except as expressly provided in this Escrow Agreement, all
          -------
notices (including any Claim Certificate) given in connection with this Escrow Agreement shall be deemed to have been duly given on the date of delivery if personally delivered, or three days after mailing if mailed by certified or registered mail, return receipt requested, addressed as follows:

          If to OXIS:
          ----------

               OXIS International, Inc.
               6040 N. Cutter Circle, Ste. 317
               Portland, Oregon  97217-3935
               Attention:  President

          With a copy to:
          --------------

               Jackson, Tufts, Cole & Black
               60 South Market Street
               San Jose, California 95113
               Attention:  Richard Scudellari, Esq.

          If to the Representative:
          ------------------------

               Brantley Venture Partners II, L.P.
               20600 Chagrin Blvd.
               Suite 1150
               Cleveland, OH 44122
               Attn: Timothy G. Biro

          With a copy to:
          ---------------

               Gelberg & Associates, P.C.
               3700 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103
               Attn: Terri Gelberg, Esq.

          If to the Escrow Holder
          -----------------------

               The First National Bank of Boston
               150 Royall Street; M/S 45-02-15
               Canton, MA 02021
               Attention:  Corporate Trust Administration

Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 7.1.

     7.2  Successors and Assigns.  Except as otherwise provided herein, neither
          ----------------------
the Escrow Holder nor the Representative may assign, by operation of law or otherwise, all or any portion of its or their rights, obligations or liabilities under this Escrow Agreement without the prior written consent of OXIS, which consent may be withheld in the absolute discretion of OXIS. Any attempted assignment in violation of this Section 7.2 shall be voidable. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of OXIS and the other Indemnified Persons and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Former Shareholders and their respective successors, assigns, heirs, executors, administrators and legal representative, the Escrow Holder and its successors and the Representative and his successors, assigns, heirs, executors, administrators and legal representatives.

     7.3  Headings.  The headings contained in this Escrow Agreement are
          --------
intended principally for convenience and shall not, by themselves, determine the rights of the parties to this Escrow Agreement.

     7.4  Waiver.  Waiver of any term or condition of this Escrow Agreement by
          ------
any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement.

     7.5  Amendment.  This Escrow Agreement may be amended only with the written
          ---------
consent of OXIS, the Representative and the Escrow Holder.

     7.6  Governing Law.  This Escrow Agreement shall be governed by, and
          -------------
construed in accordance with, the laws of the State of Delaware as applied to agreements entered into and entirely to be performed within the state.

     7.7  Arbitration.  The parties hereto agree that if any Claim for Damages
          -----------
is made under this Escrow Agreement and such Claim does not involve any party other than the parties to this Escrow Agreement, then such Claim shall be submitted to binding arbitration in accordance with the Commercial Rules of the American Arbitration Association with such arbitration to be held in Wilmington, Delaware. The results, determination, finding, judgment or award rendered through such arbitration, shall be final and binding on each of the parties hereto and not subject to appeal.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

     OXIS:                                    OXIS INTERNATIONAL, INC.


                                         By:  ____________________________
                                              Name:
                                              Title:


     REPRESENTATIVE:                     _________________________________
                                              Timothy G. Biro



     ESCROW HOLDER:                       THE FIRST NATIONAL BANK OF BOSTON


                                         By:  ____________________________
                                                          Name:
                                                          Title:

                              PLAN AND AGREEMENT
                                 OF MERGER OF
                         THEROX PHARMACEUTICALS, INC.
                                     INTO
                         OXIS ACQUISITION CORPORATION

     THIS PLAN AND AGREEMENT OF MERGER, dated as of July 18, 1995, among Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox"), OXIS Acquisition Corporation, a Delaware corporation ("OXISub" or the "Surviving Corporation"), said two corporations being herein sometimes collectively called the "Constituent Corporations," and OXIS International, Inc., a Delaware corporation ("OXIS"), as third party hereto.

                                  WITNESSETH:

     WHEREAS, OXISub is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 29, 1995, by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds in the County of New Castle, Delaware, on that date; the registered office of OXISub in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle; and the name of its registered agent at such office is Corporation Service Company; and

     WHEREAS, Therox is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 30, 1993, by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds of the County of New Castle, Delaware, on that date, said Certificate of Incorporation having been amended and restated from time to time thereafter; the registered office of Therox in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such office is Corporation Trust Company; and

     WHEREAS, OXIS is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on October 15, 1973, by a Certificate of Incorporation filed with the Secretary of State and recorded in the Office of the Recorder of Deeds in the County of New Castle, Delaware, on that date, said Certificate of Incorporation having been amended and restated from time to time thereafter; the registered office of OXIS in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle; and the name of its registered agent at such office is Corporation Trust Center; and

     WHEREAS, OXISub has an authorized capitalization consisting of 100 shares of Common Stock, no par value per share ("OXISub Common Stock"), all of which have been validly issued and are outstanding and owned by OXIS; and

     WHEREAS, Therox has an authorized capitalization consisting of: (1) 2,000,000 shares of Common Stock, par value $0.001 per share ("Therox Common Stock"), of which 517,344 shares were issued and outstanding on July 18, 1995; and (2) 1,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share ("Therox Preferred Stock"), of which 1,000,000 shares were issued and outstanding on July 18, 1995; and

     WHEREAS, OXIS has an authorized capitalization consisting of: (1) 25,000,000 shares of Common Stock, par value $0.50 per share ("OXIS Common Stock"), of which 10,683,687 shares were issued and outstanding on July 18, 1995; and (2) 5,000,000 shares of Preferred Stock, par value $0.01 per share ("OXIS Preferred Stock"), of which no shares were outstanding on July 18, 1995; and

     WHEREAS, the Boards of Directors of the parties hereto deem it desirable, upon the terms and subject to the conditions herein stated, that Therox be merged with and into OXISub and that OXISub be the surviving corporation, with the outstanding shares of Therox Common Stock and Preferred Stock converted into shares of OXIS Common Stock and the outstanding shares of OXISub Common Stock continuing to be owned by OXIS (the "Merger"):

     NOW, THEREFORE, it is agreed as follows:



                                       1

                                     Terms
                                     -----

    1.1 On the Effective Date of the Merger, Therox shall be merged with and into OXISub, with OXISub continuing as the surviving corporation.

    1.2 Upon the Effective Date of the Merger, each then outstanding share of Therox Preferred Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 1.065094 shares of OXIS Common Stock and each then outstanding share of Therox Common Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into 0.726097 shares of OXIS Common Stock.

    1.3 Each holder of a stock certificate or certificates representing outstanding shares of Therox Common Stock or Therox Preferred Stock immediately prior to the Effective Date of the Merger, upon surrender of such certificate or certificates to OXIS after the Effective Date of the Merger, shall be entitled to receive a stock certificate or certificates representing the appropriate number of shares of OXIS Common Stock. Until so surrendered, each such stock certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of OXIS Common Stock.

    1.4 If any certificate representing OXIS Common Stock is to be issued in a name other than that in which the certificate theretofore representing Therox Common Stock or Preferred Stock surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to OXIS or its transfer agents any transfer or other taxes required by reason of the issuance of certificates representing OXIS Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of OXIS or its transfer agents that such tax has been paid or is not applicable.

                                 Effective Date
                                 --------------

    2.1 This Agreement has been submitted to the stockholders entitled to the vote thereon of each of the Constituent Corporations as provided by the applicable laws of the State of Delaware and has been duly adopted by the requisite votes of such stockholders.

     The Merger shall become effective upon the filing of this Agreement with the Secretary of State of the State of Delaware, herein sometimes referred to as the "Effective Date of the Merger."


                                       3

                   Certificate of Incorporation and By-Laws
                   ----------------------------------------

    3.1 The Certificate of Incorporation of OXISub in effect on the Effective Date of the Merger, as set forth in Exhibit A annexed hereto, and all the terms and provisions thereof are hereby incorporated in this Agreement and made a part hereof with the same force and effect as if herein set forth in full; and, from and after the Effective Date of the Merger and, until amended as provided by law, said Exhibit A, separate and apart from this Agreement, shall be, and may be separately certified as, the Certificate of Incorporation of the Surviving Corporation.

    3.2 The By-Laws of OXISub, in effect on the effective date of the Merger shall be the By-Laws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

    3.3 The Certificate of Incorporation of OXIS shall not be affected by the Merger.


                                       4

                           Amendment and Termination
                           -------------------------

    4.1 At any time prior to the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be amended by the Boards of Directors of Therox and OXISub to the extent permitted by Delaware law notwithstanding favorable action on the Merger by the stockholders of either or both of the Constituent Corporations.

    4.2 At any time prior to the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and abandoned by the Board of Directors of either Therox or OXISub, notwithstanding favorable action on the Merger by the stockholders of either or both of the Constituent Corporations.

                                 Miscellaneous
                                 -------------

    5.1 To the extent permitted by law, this Agreement may be amended by an agreement in writing, before or after the meeting of stockholders of Therox and the vote of OXIS as sole stockholder of OXISub, at any time prior to the Effective Date of the Merger, with respect to any of the terms contained herein except the terms of the conversion provided for in Section 1.2.


                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Therox, OXISub and OXIS have each caused this Agreement to be executed by its Chairman of the Board of Directors or President and attested by its Secretary or an Assistant Secretary, and its corporate seal affixed, all as of the date first above written.

ATTEST:                               THEROX PHARMACEUTICALS, INC.


____________________________          By:   _____________________________
Name:__________________________             Timothy G. Biro
Title: Secretary                            President


ATTEST:                               OXIS ACQUISITION CORPORATION


_____________________________         By:   _____________________________
Name: Anna D. Barker                        Ray R. Rogers, Chairman of the Board
Title: Secretary                            of Directors


ATTEST:                               OXIS INTERNATIONAL, INC.


_____________________________         By:   _____________________________
Name:  Lawrance A. Brown, Jr.               Ray R. Rogers, Chairman of the Board
Title: Secretary                            of Directors

                         CERTIFICATE OF THE SECRETARY
                                      OF
                         THEROX PHARMACEUTICALS, INC.


     I, _____________, the Secretary of Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox"), hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having first been duly signed on behalf of the corporation by the President and Secretary under the corporate seal of said corporation, was duly approved and adopted by written consent of the stockholders of Therox dated as of July ____, 1995 by the holders of a majority of the outstanding stock entitled to vote thereon.

     WITNESS my hand and seal of said corporation this _____ day of July, 1995.



                                   _____________________________________
                                   Secretary

(SEAL)

                         CERTIFICATE OF THE SECRETARY
                                      OF
                         OXIS ACQUISITION CORPORATION


     I, Anna D. Barker, the Secretary and President of OXIS Acquisition Corporation., a Delaware corporation ("OXISub"), hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having first been duly signed on behalf of the corporation by the Chairman of the Board of Directors and Secretary under the corporate seal of said corporation, was duly approved by OXIS International, Inc. as sole stockholder of OXISub on July ____, 1995.

     WITNESS my hand and seal of said corporation this _____ day of July, 1995.



                                 ___________________________________________
                                 Anna D.Barker
                                 Secretary and President

(SEAL)

                                   EXHIBIT D
                                   ---------

                       INVESTMENT REPRESENTATION LETTER



COMPANY:       OXIS International, Inc.

PURCHASER:     ________________

SECURITY:      Common Stock

AMOUNT:             Shares

DATE:          July ___, 1995






     In connection with the acquisition of the above-listed Securities, the undersigned (the "Investor") represents to the OXIS International, Inc., a Delaware corporation (the "Company") the following:


     1.   Qualification for Federal Securities Law Exemption.  Investor
          --------------------------------------------------
understands that, in making a determination as to what federal securities law exemption from registration applies to the sale of Securities hereunder, the Company is relying upon Investor's representation, hereby made, that Investor is or is not an "accredited investor" as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). Accordingly, Investor hereby represents and warrants that Investor is or is not an "accredited investor" and, if Investor is an "accredited investor," Investor falls within the category it has initialed below at the time of Investor's acquisition of the Securities hereunder (initial the applicable category):


______    (i)   Investor is not an "accredited investor," or

______    (ii)  Investor is an "accredited investor" because Investor is
                (initial the applicable category):

     ______     (A)   a director or executive officer of the Company;

     ______     (B)   a natural person whose individual net worth, or joint net
                      worth with his or her spouse, at the time of purchase exceeds $1,000,000;


     ______     (C)   a natural person who had an individual income in excess of
                      $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year;

     ______     (D)   a private business development company as defined in
                      Section 202(a)(22) of the Investment Advisers Act of 1940;

     ______     (E)   either (1) a bank as defined in Section 3(a)(2) of the
                      Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity;
                      (2) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (3) an insurance company as defined in Section 2(13) of the Act; (4) an investment company registered under the Investment Company
                      Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; (5) a Small Business
                      Investment Company licensed by the U.S. Small Business
                      Administration under Section 301(c) or (d) of the Small
                      Business Investment Act of 1958; (6) any plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (7) an employee benefit plan within the meaning of the Employee
                      Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
                      Section 3(21) of that Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that meet one or more of the standards set forth in subsections (A) through (G) of this Section 1(ii)(E);

     _____      (F)   any organization described in Section 501(c)(3) of the
                      Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

     _____      (G)   any trust, with total assets in excess of $5,000,000, not
                      formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person, as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risk of the investment in Securities; or

                (H) an entity in which all of its equity owners meet one or more of the standards set forth in subsections (A) through
                      (G) of this Section 1(ii).

Investor further acknowledges and understands that the Company may require Investor to provide the Company with additional information to verify Investor's "accredited investor" status.


     2.   Investment Purposes.
          -------------------

          (i)   Purchase by Principal Without View To Distribution. By its
                --------------------------------------------------
execution of this Investment Representation Letter investor hereby represents and confirms that the Securities acquired by Investor are acquired for investment for its own account, not as nominee or agent, and not with a view to, and not in connection with, the distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Investment Representation Letter, Investor further represents that Investor does not have any agreement or arrangement with any person to sell or transfer the Securities to such person or any third person and that no person other than Investor will have any beneficial interest in the Securities (except that Investor's spouse may have a beneficial interest in the Securities).

          (ii)  Non-Registration. Investor acknowledges and understands that the
                ----------------
Securities have not been registered under the Act, or registered or qualified under the laws of any state, on the grounds that the offering and sale of Securities contemplated by this Investment Representation Letter are exempt from registration and qualification pursuant to Section 4(2) of the Act and/or Regulation D promulgated under the Act and comparable state laws, and that the Company's reliance upon such exemptions is predicated upon the representations of Investor set forth in this Investment Representation Letter. Investor further acknowledges and understands that the Securities must be held indefinitely unless the Securities are subsequently registered under the Act and registered or qualified under any applicable state law or an exemption from such registration and qualification is available. Investor further acknowledges and understands that the Company is under no obligation to register or qualify the Securities other than as set forth in the Registration Rights Agreement between the Company and Investor, dated as of the date hereof.

     3.   Transfer Restrictions Under Securities Laws.  Investor hereby
          -------------------------------------------
acknowledges that no transfer of the Securities may be made except as permitted by applicable federal and state Securities laws. The Investor is aware of the adoption of Rule 144 by the SEC, which permits limited public resale of securities acquired in a nonpublic offering subject to the satisfaction of certain conditions, including among other things, the availability of certain current public information about the Company, the resale occurring not less than two years after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "broker's transaction" and the amount of securities being sold during any three-month period not exceeding specified limitations (generally one percent (1%) of the total amount outstanding or the average weekly trading volume of the securities during the four calendar weeks preceding the sale). The Investor further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 (notwithstanding any contractual commitment of the Company to do so) at the time the undersigned wishes to sell the Securities. If such requirement is not satisfied, the Investor would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period has been satisfied, unless at the time the Investor wishes to sell the Securities, the Investor has held the Securities for not less than three years and the Investor is not an affiliate of the Company (as defined in Rule 144) and has not been an affiliate for the preceding three months. The Investor further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that shareholders proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such shareholders and the brokers who participate in the transactions do so at their own risk.


     4.   Capacity to Sign.  Investor covenants that it possesses all necessary
          ----------------
capacity and authority to sign and make the representations contained in this Investment Representation Letter. Each individual signing this Investment Representation Letter in the capacity of trustee, guardian, conservator, or in any other legal capacity, covenants that he has the necessary capacity and authority to act for, sign, and bind the respective entity or principal on whose behalf he is signing.


     5.   Receipt of Disclosure Information.  Investor acknowledges that it has
          ---------------------------------
received, read, understands, and is familiar with Company's Annual Report on Form 10-K for the period ending December 31, 1994, Quarterly Report on Form 10-Q for the period ending March 31, 1995 and Report on Form 8-K dated May 17, 1995 (collectively, the "'34 Act Reports"). Investor further acknowledges that, except as set forth in this Investment Representation Letter and the Agreement and Plan of Reorganization and Merger ("Reorganization Agreement") between the Company, OXIS Acquisition Corporation, a Delaware corporation and the wholly-owned subsidiary of the Company, and Therox Pharmaceuticals, Inc., a Delaware corporation dated as of July 18, 1995, no representations and warranties have been made to it, or to its advisors, by the Company, or by any person acting on behalf of the Company, and that it has not relied upon any information concerning the Company, written or oral, other than that contained in this Investment Representation Letter, the Reorganization Agreement, the '34 Act Reports or otherwise conveyed in writing by the Company to the Investor. Investor understands that an investment in the Company presents a high degree of risk and Investor represents that it is able to bear the entire loss of its investment in the Company.

     6.   Miscellaneous.  Investor further represents and warrants to the
          -------------
Company as follows:

          (i) Investor has been furnished with, or has been given reasonable access to, disclosure of such information as it has considered necessary to make a determination as to the purchase of the Securities, including all material contracts and documents relating to the proposed transaction and information with respect to the character, business acumen and general business and financial circumstances of the Company, together with such additional information as is necessary to verify the accuracy of the information supplied;

          (ii) the Company has made available to Investor at a reasonable time prior to the purchase of the Securities the opportunity to ask questions to and receive answers from the Company concerning the terms and conditions of the offering of the Securities and Investor has had all questions which have been asked by it satisfactorily answered by the Company;

          (iii) Investor has not been offered Securities by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published by any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

          (iv) Investor is capable of evaluating the risks and merits of an investment in the Company and can bear the economic risk (and possible loss) of its investment in the Company; and

          (v) Investor certifies under penalty of perjury that it is not subject to backup withholding either because it has not been notified that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Investor that it is no longer subject to backup withholding (if Investor has been notified that it is currently subject to backup withholding, Investor has stricken the language under Section 6(iv) above before signing).


     7.   Legends on Securities.  The Securities shall be endorsed with the
          ---------------------
following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH THE DISTRIBUTION THEREOF. NO SUCH DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

and any other legend required by Federal law or applicable blue sky laws of any state.


     8. The Investor represents and warrants to Company that the address set forth below the undersigned Investor's signature is the principal residence address and domicile of the Investor.


                              INVESTOR

                              Name:  _________________________________

                              By:    _________________________________

                              Title: _________________________________



                              ________________________________________
                              Address

                              ________________________________________

                              ________________________________________

                                                                  EXECUTION COPY
                                                                  --------------


================================================================================




                            OXIS INTERNATIONAL, INC.
                         REGISTRATION RIGHTS AGREEMENT



================================================================================

                           OXIS INTERNATIONAL, INC.
                           ------------------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 18th day of July 1995 by and among OXIS International, Inc., a Delaware corporation (the "Company"), and each of the parties who are the owners of Registrable Securities (as defined hereafter), each of whom is herein referred to as a "Shareholder." Attached hereto as Schedule A is a complete list of the
                                  ----------
Shareholders and the Registrable Securities held by each such Shareholder.

                                   RECITALS:
                                   --------

     WHEREAS, in connection with (i) the merger of its wholly-owned subsidiary with Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox") and (ii) the simultaneous offering of the Company's Series B Preferred Stock to certain investors, the Company has issued shares of its Common Stock and Series B Preferred Stock to such former Therox shareholders and such investors and pursuant to the terms of this Agreement is agreeing to register the resale of such shares of Company Common Stock and Common Stock issuable upon conversion of such Series B Preferred Stock with the Securities and Exchange Commission (the "SEC");

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Registration Rights.  The Company covenants and agrees as follows:
          -------------------

          1.1   Definitions.  For purposes of this Section 1:
                -----------

                (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

                (b) The term "Registrable Securities" means (i) any Common Stock of the Company ("Common Stock") currently outstanding issued to former shareholders of Therox pursuant to the Agreement and Plan of Reorganization and Merger (the "Merger

Agreement"), dated as of July 18, 1995 between the Company, the Company's subsidiary, and Therox, (ii) any Common Stock issuable upon conversion of the Series B Preferred Stock of the Company issued to certain investors pursuant to a Series B Preferred Stock Purchase Agreement dated July 18, 1995 between the Company and such investors (the "Stock Purchase Agreement") (the Merger Agreement and the Stock Purchase Agreement are hereafter sometimes collectively referred to as the "Acquisition Agreements"), and (iii) any Common Stock issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her registration rights are not assigned.

                (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.8 hereof.

          1.2   Registration.
                ------------

                (a) The Company shall file, and use its best efforts to cause the SEC to declare effective, on or before July 18, 1996, a registration statement under the Securities Act covering the resale of the Registrable Securities by the Holders. In the event that the Company grants new registration rights in connection with an issuance and sale of capital stock taking place after the date of this Agreement which results in the Company filing prior to July 18, 1996 a registration statement covering the resale of such capital stock, the Holders of Registrable Securities hereunder shall be entitled to have their Registrable Securities registered on such registration statement upon the terms and conditions set forth herein. In such event, the Company shall have no obligation to file the registration statement contemplated by the first sentence of this Section 1.2(a).

                (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this
Section 1.2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

          1.3   Obligations of the Company.  The Company shall:
                --------------------------

                (a) Keep the registration statement with respect to the Registrable Securities filed pursuant to Section 1.2 of this Agreement ("Registration Statement") effective for the period from the date of declaration of effectiveness of such Registration Statement through July 18, 1997.

                (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period of its effectiveness.

                (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.4   Limitations on Resales.
                ----------------------

                (a) Each Holder shall not sell during (i) any three month period while the Registration Statement is in effect, a number of shares of Registrable Securities that is greater than one percent (1%) of the number of issued and outstanding Common

Stock at such time and (ii) any single month while the Registration Statement is in effect, a number of shares of Registrable Securities that is more than one-third (1/3) of one percent (1%) of the number of issued and outstanding Common Stock at such time. The parties acknowledge that the one percent (1%) limitation set forth in the immediately preceding sentence is consistent with the limitation set forth in SEC Rule 144(e)(1)(i). If at any time the Company's securities trading volume as calculated pursuant to SEC Rule 144 (e)(1)(ii) (the "Company's Trading Volume Calculation") exceeds the one percent (1%) calculation, then the Holders shall be limited to an amount equal to the Company's Trading Volume Calculation instead of the one percent (1%) calculation. Within ten (10) days following the last day of any month in which a Holder sells Registrable Securities, the Holder shall notify the Company of the number of shares of Registrable Securities sold by such Holder.

                (b) If the Company proposes to register any of its stock or other securities under the Securities Act in connection with an underwritten public offering of such securities solely for cash, the Company shall, at such time, promptly give each Holder written notice of such registration, and in connection with such public offering, the Holders shall agree not to sell any of the Registrable Securities during such customary lock-up period requested by the Company's underwriters who are underwriting such public offering. The Holders shall have no right to participate in any such public offering. The Company's obligation to keep a registration statement effective for the time period set forth in Section 1.3(a) hereof shall be extended by an amount of time equal to any lock-up period applicable to the Holders.

     Notwithstanding the immediately preceding paragraph, S.R. One, Limited ("S.R. One") shall agree to a lock-up period in excess of ninety (90) days only if Ray R. Rogers, Anna D. Barker and Alta-Berkeley L.P. II ("Other Stockholders") have agreed not to sell during such lock-up period in excess of ninety (90) days; provided, however, S.R. One may request that the Company consent to relieving S.R. One of its obligation to abide by a lock-up period longer than ninety (90) days if S.R. One would suffer a hardship that is materially adversely different from that suffered by the Other Stockholders and relief from such obligation shall not materially impair the Company's ability to complete its underwritten offering. The Company shall not unreasonably withhold the consent referred to in the immediately preceding sentence.

          1.5   Furnish Information.  It shall be a condition precedent to the
                -------------------
obligations of the Company to take any action pursuant to this Section 1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

          1.6   Indemnification.  In the event any Registrable Securities are
                ---------------
included in a registration statement under this Section 1:

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners and legal counsel of each Holder, any under writer (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, rule or regulation insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer, director, partner, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, partner, director, underwriter, legal counsel or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, officers, its legal counsel, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such Registration Statement or any of such other Holder's directors, legal counsel or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, or underwriter or controlling person, or other such Holder or director, officer, legal counsel or controlling person of such other Holder may become subject, under the Securities Act, the Exchange Act or other federal or state law, to the extent that such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or controlling person, other Holder, or officer, director, legal counsel, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder; provided, that, in no event shall any indemnity under this subjection 1.6(b) exceed the gross proceeds received by such Holder from the sale of Registrable Securities sold pursuant to a Registration Statement.

                (c)  Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential materially conflicting interests between such indemnifying party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnifying party other than under this Section 1.6.

                (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnifying party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this Section 1.6(d) shall be limited to an amount equal to the offering price of the shares sold by such Holder pursuant to a Registration provided hereunder.

                (e)  The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering or sale of Registrable Securities in a Registration Statement under this Section 1, and otherwise.

          1.7   Reports Under Securities Exchange Act of 1934.  With a view to
                ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration following the expiration of the effectiveness of the Registration Statement provided for hereunder, the Company agrees to use its best efforts for as long as Holders own Registrable Securities.

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

The above commitments of the Company in this Section 1.7 will continue notwithstanding a de-listing of the Company's securities from the Nasdaq National Market System.

          1.8   Assignment of Registration Rights.  The registration rights
                ---------------------------------
pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who is not a competitor of the Company and acquires at least one hundred thousand (100,000) shares (as adjusted for stock splits, combinations, etc.) of Registrable Securities; provided, in each case, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. If the Holder is a partnership and transfers or assigns its rights hereunder to any of its partners, such partners may aggregate the number of Registrable Securities held by them for purposes of meeting the 100,000 share threshold set forth in this Section 1.8.

          1.9   Amendment of Registration Rights. Any provision of this Section
                --------------------------------
1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities, each transferee or future holder of all such securities, and the Company.

     2.   Miscellaneous.
          -------------

          2.1   Successors and Assigns.  The terms and conditions of this
                ----------------------
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2   Governing Law.  This Agreement shall be governed by and
                -------------
construed under the laws of the State of Delaware.

          2.3   Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          2.4   Titles and Subtitles.  The titles and subtitles used in this
                --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          2.5   Notices.  Except as otherwise expressly provided herein, any
                -------
notice required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United

States certified mail delivery, five (5) business days after deposit in the United States mail. Such certificates, documents or notices may be personally delivered or sent to the following address: (a) if to a Shareholder, to the address set forth with respect to such Shareholder on such Shareholder's counterpart signature page attached hereto, or to such other address of which such Shareholder shall have given notice pursuant hereto to the Company or, (b) if to the Company, OXIS International, Inc., 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217-3935, Attention: President, or to such other address of which the Company shall have given notice pursuant hereto.

          2.6   Severability.  If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.7   Number and Gender.  Whenever used herein, the singular number
                -----------------
shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          2.8   Entire Agreement.  This Agreement constitutes the full and
                ----------------
entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes any prior agreements (including any memorandum of understanding or letters of intent) between the parties regarding the subject matter hereof.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                  OXIS INTERNATIONAL, INC.




                                                  By:  _________________________
                                                       Ray R. Rogers
                                                       Chairman of the Board

                           OXIS INTERNATIONAL, INC.
                           ------------------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

                          Counterpart Signature Page


                                        Shareholder:



                                        ____________________________________
                                        (Print Name)




                                        ____________________________________
                                        (Signature and Title, if applicable)



                                        ____________________________________




                                        ____________________________________
                                        (Address)

                                        ____________________________________


                                        ____________________________________

                                  SCHEDULE A

                LIST OF SHAREHOLDERS AND REGISTRABLE SECURITIES
                -----------------------------------------------

                        Therox Shareholder                           OXIS Common
                        ------------------                           -----------

               Brantley Venture                                          550,699
               Partners II, L.P.
               S.R. One, Limited                                         549,497
               Ohio State University                                      87,131
               Research Foundation
               W. Weglicki                                                72,610
               D. Witiek                                                  53,005
               B. Freeman                                                 21,783
               P. Triozzi                                                  4,357
               D. Feller                                                   2,904
               C. Brogan                                                   2,179
               J. Ziemniak                                                72,610
               R. Johnson                                                 14,522
               R. Borchardt                                                5,809
               A. Hopper                                                   3,630
                                                                           -----
                                      TOTAL:                           1,440,736

               S.R. One, Limited                         OXIS Common Stock to be
                                                       issued upon conversion of
                                                           428,389 shares of the
                                                        Series B Preferred Stock
                                                      of OXIS International,Inc.


               Brantley Venture Partners II, L.P.        OXIS Common Stock to be
                                                       issued upon conversion of
                                                        214,194 shares of Series
                                                       B Preferred Stock of OXIS
                                                             International, Inc.

                                   EXHIBIT F
                                   ---------

                    FORM OF LEGAL OPINION TO BE DELIVERED
                  BY COUNSEL TO THEROX PHARMACEUTICALS, INC.


     The opinion to be delivered to OXIS International, Inc. by Gelberg & Associates, P.C., counsel to Therox Pharmaceuticals, Inc., shall address the matters set forth below in the form substantially as follows, subject to appropriate assumptions and qualifications to be set forth in such opinion. Any term used herein as a defined term and not otherwise defined shall have the meaning set forth in the Agreement and Plan of Reorganization and Merger between OXIS International, Inc., OXIS Acquisition Corporation and Therox Pharmaceuticals, Inc. dated as of July 18, 1995 (the "Agreement").

     1. Therox Pharmaceuticals, Inc., a Delaware corporation (the "Company"), has been duly incorporated, is validly existing and is in good standing, under the laws of the State of Delaware.

     2. The Company has all requisite corporate power and corporate authority to enter into and perform the Agreement and Merger Agreement.

     3. The Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company and its stockholders and have been duly executed and delivered on behalf of the Company.

     4. The Agreement and the Merger Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     5. No federal or Pennsylvania governmental consents, approvals, authorizations, registrations, declarations or filings on behalf of the Company are required for the execution and delivery of the Agreement or the Merger Agreement and consummation of the Merger (other than the filing of the Merger Agreement with the Delaware Secretary of State or as otherwise required pursuant to any requirements of federal or state securities laws).

     6. Neither the execution and delivery of the Agreement or the Merger Agreement on behalf of the Company nor the consummation by the Company of the Merger as provided in the Agreement (i) conflicts with any provision of the Certificate of Incorporation or By-Laws of the Company or (ii) violates any federal or Pennsylvania law applicable to the Merger.

     7. Immediately prior to the Effective Time, the authorized capital stock of the Company consisted of ___________ shares of Common Stock and ____ shares of Preferred Stock. Immediately prior to the Effective Time, there were issued and outstanding ___________ shares of Company Common Stock and _____ shares of Preferred Stock. All of such outstanding shares of Company Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the capital stock of the Company, except as disclosed in the Agreement or the Officer-Certified Disclosure Statements of the Company.

     8. Based upon our review of the recorded proceedings with respect to the [Special Meeting of the Company Stockholders], the number of shares which did not vote in favor of the Merger was ________ shares.

     9. Upon the filing of the Merger Agreement with the Secretary of State of Delaware, the Merger will be effective in accordance with the laws of the State of Delaware.

                                   EXHIBIT G
                                   ---------

                     FORM OF LEGAL OPINION TO BE DELIVERED
                     BY COUNSEL TO OXIS INTERNATIONAL, INC.


     The opinion to be delivered to Therox Pharmaceuticals, Inc. by Jackson, Tufts, Cole & Black, counsel to OXIS International, Inc., shall address the matters set forth below, subject to appropriate assumptions and qualifications to be set forth in such opinion. Any term used herein as a defined term and not otherwise defined shall have the meaning set forth in the Agreement and Plan of Reorganization and Merger between OXIS International, Inc., OXIS Acquisition Corporation and Therox Pharmaceuticals, Inc. dated as of July 18, 1995 (the "Agreement").

     1. OXIS International, Inc., a Delaware corporation (the "Company"), has been duly incorporated, is validly existing, and is in good standing under the laws of the State of Delaware.

     2. The Company has all requisite corporate power and corporate authority to enter into and perform the Agreement and Merger Agreement.

     3. The Agreement and the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered on behalf of the Company.

     4. The Agreement and the Merger Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     5. No federal or California governmental consents, approvals, authorizations, registrations, declarations or filings on behalf of the Company are required for the execution and delivery of the Agreement or the Merger Agreement and consummation of the Merger (other than the filing of the Merger Agreement with the Delaware Secretary of State and the filing of a Form 8-K and Form 10-C following the consummation of the Merger, or as otherwise required pursuant to any requirements of federal or state securities laws).

     6. Neither the execution and delivery of the Agreement or the Merger Agreement on behalf of the Company nor the consummation by the Company of the Merger as provided in the Agreement and Merger Agreement (i) conflicts with any provision of the Certificate of Incorporation or By-Laws of the Company or (ii) violates any federal or California law applicable to the Merger.

     7. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Following the consummation of the Merger in accordance with the Agreement and the Merger Agreement, the shares of the Company Common Stock to be issued to the Therox Holders will be duly authorized, validly issued, fully paid and nonassessable.

     8. Upon the filing of the Merger Agreement with the Secretary of State of Delaware, the Merger will be effective in accordance with the laws of the State of Delaware.

                                  Exhibit 2.4

                               THEROX TECHNOLOGY

     PATENT NUMBER
     -------------

       5,028.720         6,7-Nonsubstituted and 6,7-Disubstituted-3, 4-Dihydroxy
                         Benzopyran-2h-One Compounds Having Antiaggregatory
                         Properties and Processes for their Preparation

       5,095,126         Efficient Synthesis for Optically Pure Stereogenically
                         Labile 4-Substituted-2-Hydroxytetronic Acids

       5,185,366         Method for Treatment and Prevention of Disease Caused
                         by Enveloped Viruses, Including Herpes Simplex Virus
                         Types 1 and 2 Diseases, Using3,4-Dihydroxy-2H-
                         Benzopyran-2HOne

       5,071,872         Method for Improving Interleukin-2 Activity Using Aci-
                         Reductions Compunds

       4,845,121         Aci-Reductone Compounds Belonging to the 6,7-
                         Disubstituted-3,4-Dihydro Benzopyan-2H-One Class Having
                         Antiaggregatory Properties

       5,298,526         Optically Pure Stereogenically Labile 4-Substituted-2-
                         Dydrocytetronic Acids and Pharmaceuticals

       5,399,721         Synthesis of Optically Pure
                         4-Aryl-2-Hydroxytertronic Acids

       Application       Synthesis of Optically Pure 4-Alkenyl or 4-Alkenyl-2
         Number:         Hydroxytetronic Acids
        081245615

        Programs:        IGI Collaboration
                         ALCON Testing Program
                         Xanthine Oxidase
                         Lipoic Acid
                         CAM-R Analogs of Pharmaceuticals and Enzyme Substrates